Exhibit 10.1

Lease Agreement

for

University Business Center IV

10421 University Center Drive

Tampa, FL

between

University Business Center I, LLC

Landlord

and

Sypris Electronics, LLC

Tenant

Dated:

April 20, 2016

UNIVERSITY BUSINESS CENTER IV

LEASE DOCUMENT

TABLE OF CONTENTS

1.	Fundamental Lease Provisions and Exhibits		1
4.	Rent, Additional Rent, Other Payments & Security Deposit		6
5.	Services, Utilities, Maintenance and Repairs		9
6.	Insurance		10
7.	Additional Covenants of Tenant		13
8.	Prohibition Against Mechanic's Liens		15
9.	Assignment, Subletting and Encumbrances		15
10.	Assumption of Risk, Indemnification and Hold Harmless		16
11.	Landlord's Liabilities		16
12.	Environmental Provisions		17
13.	Americans with Disabilities Act		20
14.	Destruction and Condemnation		20
15.	Defaults and Remedies		21
16.	Miscellaneous Provisions		23
	16.1.	Notice	23
	16.2.	Estoppel Certificate	24
	16.3.	Applicable Law and Construction	24
	16.4.	Landlord’s Approval. Whenever, in this Lease, Tenant requests Landlord’s approval, such approval may not be unreasonably withheld or delayed unless otherwise specified herein this Lease	24
	16.5	Subordination	24
	16.6.	Landlord's Liability	25
	16.7.	No Oral Changes	25
	16.8.	No Representation by Landlord	25
	16.9.	Parking	25
	16.10.	Signs	25
	16.11.	Recording of Lease	26
	16.12.	Notice to Mortgagee and Opportunity to Cure	26
	16.13.	Costs and Expenses	26
	The prevailing party in any action or litigation shall be entitled to reimbursement from the other party for all reasonable costs and expenses, including reasonable attorney fees, associated with such action or litigation		26
	16.14.	Joint Obligation	26
	16.15.	Time	26
	16.16	Brokerage Commission	26
	16.17.	Quiet Possession	27
	16.18.	Addendum	27

EXHIBIT "A" – Site Plan	28
EXHIBIT "A-1" – Space Plan	28
EXHIBIT "C" – Rules & Regulations	32
EXHIBIT "D" – Legal Description	34
EXHIBIT "E"- Commencement Date Agreement	36
EXHIBIT "F" - Addendum	37
EXHIBIT “G” – Operating Expense Exclusions	40
EXHIBIT “H” – 2017 Operating Expense Break Down	42
EXHIBIT “I” – HVAC Unit Description	43
EXHIBIT “J” – Rent Abatement Example After Exchanged for TI Money	44

1

LEASE

1.	Fundamental Lease Provisions and Exhibits
1.1	Fundamental Lease Provisions.

(a)	Date of Lease:	As of April 20, 2016
(b)	Commencement Date:	January 1, 2017

(c)	Term:	Eleven (11) years through December 31, 2027
(d)	Landlord:	University Business Center I, LLC
(e)	Landlord Address:	610 N. Wymore Rd., Suite 200, Maitland, FL 32751

(f)	Rental Payment Remittance:	University Business Center I, LLC
610 N. Wymore Rd., Suite 200, Maitland, FL 32751

(g)	Tenant:	Sypris Electronics, LLC
(h)	Tenant Address:	10901 N. McKinley Dr., Tampa, FL 33612

(i)	Property Name:	University Business Center IV
(j)	Property Address:	10421 University Center Drive, Tampa, FL
City of Tampa, County of Hillsborough

(k)	Property Description:	See Exhibit "D" attached hereto and incorporated herein.
(l)	Premises:	Suite 100, consisting of 49,386 square feet of rentable area

(m)	Leasehold Improvements:	To be provided by Landlord:	[X] Yes [ ] No

(n)	Tenant Improvement Allowance:

$30.00 per rentable square foot ($1,481,580.00). Tenant shall have the option to trade free rent to include Annual Base Rent and Additional Rent for additional Tenant Improvement dollars, not to exceed ten dollars ($10.00) per square foot.

(o)	Base Rent:	Subject to terms and provisions of Section 4.
Period	Rate per SF*	SF	No. of Mos.	Monthly Base Rent*	Total Base Rent for Period*
1/1/17-12/31/17	$12.75	49,386	12	$52,472.63	$629,671.50
1/1/17-12/31/17	($12.75)	49,386	12	($52,472.63)	($629,671.50)
1/1/18-12/31/18	$13.04	49,386	12	$53,653.26	$643,839.11
1/1/19-12/31/19	$13.33	49,386	12	$54,860.46	$658,325.49
1/1/20-12/31/20	$13.63	49,386	12	$56,094.82	$673,137.81
1/1/21-12/31/21	$13.94	49,386	12	$57,356.95	$688,283.41
1/1/21-12/31/22	$14.25	49,386	12	$58,647.48	$703,769.79
1/1/23-12/31/23	$14.57	49,386	12	$59,967.05	$719,604.61
1/1/24-12/31/24	$14.90	49,386	12	$61,316.31	$735,795.71
1/1/25-12/31/25	$15.23	49,386	12	$62,695.93	$752,351.12
1/1/26-12/31/26	$15.58	49,386	12	$64,106.58	$769,279.02
1/1/27-12/31/27	$15.93	49,386	12	$65,548.98	$786,587.80

*plus Tenant’s pro rata share of operating expenses and Florida sales tax. (Subject to adjustment as set forth in this Lease.)

The Monthly Base Rent and Total Base Rent for Period set forth in the table above excludes the applicable “Operating Expenses” (defined below) and shall hereinafter be known as “Base Rent”.

	Abatement of Rent:	So long as Tenant is not in default of this Lease beyond any applicable notice and cure period, Base Rent for months 1-12 shall be abated 100% as detailed in the above rental schedule. Additionally, Operating Expenses shall be abated 100% for months 1-16

In the event Tenant exchanges free rent dollars for Tenant Improvement dollars, the remaining free rent shall be applied 100% first to Base Rent then Additional Rent on a monthly basis, beginning Month 1, until all free rent is exhausted. See attached Exhibit J for an example of how the monthly free Base Rent and Additional Rent would be applied.

(p)	Operating Expenses:	Tenant’s Proportionate Share: 100% (based on 49,386 rsf divided by 49,386 Total Building square feet)

Subject to the above Abatement of Rent provision, initial Monthly payments of $14,898.11 based on 2017 Estimated Operating Budget of $3.62 per rentable square foot described in Exhibit “G”, net of Tenant electric, water/sewer, trash and janitorial service, subject to adjustment as set forth in this Lease. Tenant shall contract directly with vendors for its own electric, janitorial services, water/sewer and trash removal.

(q)	Security Deposit:	$72,086.69, which is equal to one months’ full rent plus tax, payable upon execution of this Lease.

(r)	Permitted Use: General Office, Administrative and Light Manufacturing

(s)	Special Provisions Incorporated into Addendum as Exhibit “F”	[X] Yes [ ] No

(t)	Guaranty:	Sypris Solutions, Inc.

1.2          Effect of Reference to a Fundamental Lease Provision. Each reference in this Lease to any of the Fundamental Lease Provisions contained in Section 1.1 shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision.

1.3          Exhibits. The Exhibits listed in this Section and attached to this Lease are hereby incorporated in and made a part of this Lease:

–	EXHIBIT "A" - Site Plan of the Property
–	EXHIBIT “A-1” Space Plan
–	EXHIBIT "B" – Tenant Improvements Addendum
–	EXHIBIT "C" - Rules and Regulations for Property
–	EXHIBIT "D" - Legal Description of Property
–	EXHIBIT "E" - Commencement Date Confirmation
–	EXHIBIT "F" – Addendum
–	EXHIBIT “G” – Operating Expense Exclusions
–	EXHIBIT “H” – 2017 Operating Expense Break Down
–	EXHIBIT “I” – HVAC Unit Description
–	EXHIBIT “J” – Rent Abatement Example After Exchanged for TI Money

2.             Premises and Term.

2.1.         Premises. The Landlord hereby leases to the Tenant and the Tenant hires and takes from the Landlord the premises (hereinafter referred to as the "Premises") shown on the Site Plan of the Property located in the improved building(s) on the Property (the "Building"), subject to and with the benefits of the terms, covenants, conditions and provisions of this Lease, together with appurtenances specifically granted in this Lease, but reserving to the Landlord (i) the use of (a) the exterior faces of all exterior walls and (b) the roof; and (ii) the right and the obligation in accordance with the terms of this Lease (including, but not limited to, Section 5 of this Lease), to install, maintain, use, repair and replace pipes, ducts, conduits and wire which are serving the Building. For the purposes of this Lease, the Premises shall be conclusively deemed to consist of 49,386 square feet.

2.2.         Term. The Term shall commence on the Commencement Date and shall end at Noon on the last day of the Term, unless sooner terminated as hereinafter provided. Landlord shall use all reasonable efforts to deliver possession of the Premises to the Tenant on or before the Commencement Date. However, if Landlord cannot deliver possession of the Premises to Tenant on or before the Outside Commencement Date (defined below), subject to any applicable extensions under this Lease and so long as such delay is not caused directly or indirectly by Tenant, this Lease shall be voidable by Tenant by as set forth below.

3.             Leasehold Improvements & Alterations.

3.1.         Construction of Leasehold Improvements. Prior to the Commencement Date, Landlord shall improve the Premises by construction of Tenant Improvements in accordance with the plans and specifications described in the Tenant Improvements Addendum attached hereto and made a part hereof as Exhibit “B”. Landlord's costs in designing and constructing such Tenant Improvements shall not exceed the Tenant Improvements Allowance. Tenant shall be responsible for any such expenses exceeding the Tenant Improvements Allowance and shall make payment to Landlord prior to occupancy of the Premises. Any improvements to the Premises other than those set forth in Exhibit "B" and as approved in advance by Landlord, in writing, shall be constructed by the Tenant at the sole cost and expense of the Tenant (“Tenant's Work”), subject to any remaining Tenant Improvements Allowance. The Preliminary Space Plan for the Premises is attached hereto as Exhibit A-1 and is approved by Landlord and Tenant.

Landlord acknowledges that Tenant shall incur substantial damages for holding over at its present premises at 10901 N. McKinley Drive, Tampa, FL 33612 (the “McKinley Property”) including, without limitation, holdover rent, potential moving expenses and other costs related to such holding over or relocation to temporary space. Provided the Lease is executed by Tenant no later than April 20, 2016, if Landlord shall be unable to deliver possession of the Premises to Tenant including a Certificate of Occupancy and any other necessary governmental approvals by December 31, 2016, and such failure to make timely delivery is not caused by a Tenant Delay or an Excusable Delay (defined below), then in such event Landlord shall pay to Tenant as liquidated damages, and not as a penalty, a sum or sums in an amount equal to the costs actually incurred by Tenant for holdover applicable to the McKinley Property, for each month or any portion thereof that Landlord is unable to deliver possession of the Premises as set forth hereinabove ("Delay Costs"). Such payments of Delay Costs by Landlord shall be due and payable to Tenant within thirty (30) days of Tenant’s written request, together with invoices, for same. In the event Landlord fails to deliver the Premises to Tenant on or before March 31, 2017 (the "Outside Commencement Date"), other than as a result of Tenant Delays, Tenant shall have the option of terminating this Lease after March 31, 2017 by delivering written notice of such intention to Landlord. Notwithstanding the foregoing, if the failure to deliver the Premises on or before the outside Commencement Date is due to the occurrence of an Excusable Delay and Landlord gives notice thereof to Tenant on or before February 1, 2017, then the Outside Commencement Date shall be extended for an additional thirty (30) days. If Landlord fails to deliver the Premises on or before such Outside Commencement Date as extended, Tenant shall have the option of terminating this Lease by delivering written notice of such intention to Landlord on or before thirty (30) days after the expiration of the Outside Commencement Date, as extended.

The term "Tenant Delays" shall mean any actual delay in the completion of Landlord's portion of the Improvements which delays substantial completion and which is due to any act or omission of Tenant, its agents or contractors. Tenant Delays shall include, without being limited to: (i) delays due to changes by Tenant in or additions to the Premises, (ii) delays in submission of Tenant's plans, or the giving of authorizations or approvals, (iii) delays because of specifications for materials or equipment in Tenant's plans not permitting timely completion under normal circumstances or (iv) delays due to Tenant’s low voltage and cable permitting and/or installation.

The term "Excusable Delays" as used in this Lease shall mean any delay due to strikes, lockouts or other labor or industrial disturbance (whether or not on the part of employees of either party hereto), civil disturbance, future order of any government, court or regulatory body claiming jurisdiction, act of the public enemy, war, riot, sabotage, blockade, embargo, failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority or similar regulation or order of any government or regulatory body, lightning, earthquake, fire, storm, hurricane, tornado, flood, washout, explosion, or any cause whatsoever beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives, similar to any of the causes hereinabove, stated; provided, however, that for purposes of this definition, a party's lack of funds shall not be deemed to be a cause beyond the control of such party, and an Excusable Delay shall be deemed to exist only so long as the party relying on performance notifies the other party within five (5) Business Days, in writing, of such delay and exercises due diligence to remove or overcome it to the extent reasonably possible (except that it is expressly agreed that nothing contained in this definition of Excusable Delay or elsewhere in this Lease shall obligate either party to settle a strike or other labor dispute when it does not wish to do so).

3.2.         Ownership of Improvements. All improvements to the Premises shall remain the property of the Landlord. In no event shall Tenant make any improvements or alterations to the Premises without the prior written consent of Landlord. Notwithstanding the foregoing, Tenant may install and remove trade fixtures, without the prior written consent of Landlord. Any damage caused by such installation or removal shall be repaired by Tenant.

3.3.         Alterations.

(a)     Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises, including any cabling or fixtures, but excluding minor fixtures incidental to installation of workstations (collectively, the “Alterations”), without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alterations which modify the structural portions or the systems or equipment of the Building, are visible from the exterior of the Building or would reduce the marketability of the Premises or their fair market rental rate. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations are decorative only (i.e., installation of carpeting or painting of the Premises using Building standard materials, finishes and colors and not visible from the exterior of the Premises). The construction of the initial improvements to the Premises shall be governed by the terms of Section 3.1 and Exhibit B, and not the terms of this Section 3.3.

(b)     Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including the requirement that Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord and the requirement that, upon Landlord's request, Tenant shall, at Tenant's expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Notwithstanding the foregoing, Tenant may also propose a contractor for Landlord’s consideration, subject to Landlord’s approval in its sole and absolute discretion. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, diligently and without material cessation, delay or interruption, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit issued by the municipality in which the Building is located all in conformance with Landlord's construction rules and regulations and reasonable additional directives; provided, however, that prior to commencing any Alteration, Tenant shall meet with Landlord to discuss Landlord's design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant's expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells, paths of travel and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Property or any portion thereof, by any other tenant of the Property, and so as not to obstruct the business of Landlord or other tenants in the Building or on the Property. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord's reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant's obligations under Section 8 of this Lease, upon completion of any Alterations, Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

(c)     Payment for Improvements. If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord's requirements for final lien releases and waivers in connection with Tenant's payment for work to contractors, and (ii) sign Landlord’s standard contractor's rules and regulations. The costs for any work performed by Landlord on Tenant’s behalf shall be agreed to prior to commencing the work.

(d)     Construction Insurance. In addition to the requirements of Section 6 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder's All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Section 6 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security reasonably satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

(e)     Landlord's Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any fixtures and/or equipment (e.g., additional HVAC or chillers), which Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord reasonable wear and tear excepted. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord reasonable wear and tear excepted. Notwithstanding the foregoing, Tenant’s obligation to remove Alterations shall only be applicable to (i) additional work done by Tenant after the Commencement Date, (ii) those items that are specific to Tenant’s business and not customarily found within a typical office tenant’s premises and (iii) all other Alterations for which Landlord gives written notice to Tenant, prior to installation thereof, that Landlord will require the removal of any such Alteration. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord and within a commercially reasonable time period, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds the Landlord Parties harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Landlord shall not under any circumstances be liable to any equipment lessor or construction lender for loss or other impairment of their collateral.

4.             Rent, Additional Rent, Other Payments & Security Deposit.

4.1.         Payment. All Annual Minimum Rent and other charges payable to the Landlord under any provision of this Lease shall be paid to the Landlord, or as the Landlord may otherwise designate, in lawful money of the United States at the address of the Landlord or at such other place as the Landlord in writing may designate, without any set-off or deduction whatsoever, and without any prior demand therefor. In addition to the payment of the Annual Minimum Rent and other charges, the Tenant shall also pay to the Landlord, at the time of payment of such Annual Minimum Rent and other charges, all sales, use and/or occupancy taxes payable by virtue of any such payments. Annual Minimum Rent for any period beginning during the Term which is for less than one (1) month shall be a prorated portion of the monthly installment.

4.2.         Annual Minimum Rent. Annual Minimum Rent is defined as Base Rent plus Operating Expenses. The Tenant shall pay, without prior notice or demand, the Annual Minimum Rent specified in Section 1.1 hereof, in equal monthly installments in advance on the first day of each calendar month included in the Term. Annual Minimum Rent for the first full month of the Lease Term shall be paid on or before January 1, 2017. Annual Minimum Rent for any initial partial calendar month shall be payable on delivery of the Premises. Tenant acknowledges that late payment by Tenant to Landlord of Annual Minimum Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and account charges, and late charges, which may be imposed on Landlord by the terms of any mortgage encumbering the Premises. Therefore, in the event any installment of Annual Minimum Rent or any sum due hereunder is not paid within five (5) days after such amount is due, Tenant shall pay to Landlord as Additional Rent, a late charge equal to five percent (5%) of each such installment or other sum or Twenty Five ($25.00) Dollars per month, whichever is greater. A sum of Fifteen ($15.00) Dollars shall also be due from and paid by Tenant to Landlord for each returned check, and Tenant shall pay a charge of One Hundred Fifty Dollars ($150.00) for preparation of a demand for delinquent rent in addition to all other sums due by Tenant under this Lease.

4.3.         Adjustment of Annual Minimum Rent. Increases in the Annual Minimum Rent specified in Section 1.1 hereof (and the monthly installment thereof) shall become effective on each anniversary of the Commencement Date or, if the Commencement Date falls on a day other than the first day of a month, on each anniversary of the first complete month following the Commencement Date (“Adjustment Date”) and continuing until the day before the following Adjustment Date (each such one year period being referred to herein as a “Lease Year.”)

4.4.         Additional Rent. Landlord shall furnish to Tenant, prior to January 31st of each year, Landlord's estimate of Operating Expenses for the coming year. The estimate shall be determined as though the Building were occupied at the actual occupancy rate or at an occupancy rate of ninety five (95%) percent, whichever is higher. Tenant shall pay to Landlord, on the first day of each month as Additional Rent, an amount equal to one-twelfth (1/12) of Tenant's Proportionate Share of Landlord's estimate of Operating Expenses. Until Landlord shall furnish such estimate to Tenant, Tenant shall pay to Landlord, on the first day of each month, an amount equal to the Additional Rent payable during the preceding month. If there shall be any increase or decrease in Operating Expenses for any year, whether during or after such year, Landlord shall furnish to Tenant a revised estimate and the Additional Rent shall be adjusted and paid or refunded, as the case may be. If the calendar year for which such estimate is furnished ends after the termination of this Lease, or begins before the commencement of this Lease, the Additional Rent payable hereunder shall be prorated to correspond to that portion of the calendar year occurring within the Term of this Lease. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall furnish to Tenant an Operating Statement showing actual Operating Expenses incurred for the preceding year, adjusted where appropriate to a projected cost as though the Building were 95% occupied for any periods where actual occupancy was less than 95%. If the Operating Statement shows that the sums paid by Tenant exceed Tenant's Proportionate Share of Operating Expenses, Landlord shall promptly either refund to Tenant the amount of such excess or credit the amount thereof against subsequent payments of Additional Rent; and if the Operating Statement shows that the sums paid by Tenant were less than Tenant's Proportionate Share of the same, Tenant shall pay the amount of such deficiency within ten (10) business days after demand therefor. Failure or delay of Landlord to submit the written statement referred to herein shall not waive any rights of Landlord. For purposes of this Lease, "Operating Expenses" shall mean and include costs and disbursements (other than income taxes) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, maintenance, repair or operation of the Building or the Property, including, without limitation, real property taxes, personal property taxes, electricity, steam, water, gas, fuel, heating, lighting, air conditioning, window cleaning, janitorial, insurance (including, without limitation, fire, extended coverage, liability, workmen's compensation, elevator or any other insurance carried by Landlord and applicable to the Building or the Property), parking lot maintenance (including re-striping), landscaping, painting, uniforms, management fees, supplies, sundries, sales or use taxes on supplies and services, costs of wages and salaries of all persons engaged in the operation, administration, maintenance and repair of the Building or the Property, and fringe benefits (including, without limitation, social security taxes, pension, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expenses which Landlord pays or incurs to provide benefits for employees so engaged in the operation, administration, maintenance and repair of the Building or the Property so long as such fringe benefits are reasonable and customary under the circumstances), the charge of any independent contractor who, under contract with Landlord or its representative, does any of the work of operating, maintaining or repairing of the Building, legal and accounting expenses (including, without limitation, such expenses as relate to the seeking or obtaining of reductions in and refunds of real estate taxes), and any other expenses or charges not hereinabove mentioned which in accordance with generally accepted accounting and management principles for properties in Florida similar to the Property would be considered an expense of managing, operating, maintaining or repairing the Building or the Property. Tenant shall also pay to Landlord, as Additional Rent, when and as billed by Landlord, Tenant's Proportionate Share of the cost of capital improvements made to the Building by Landlord after the Commencement Date which are intended to result in a reduction of Operating Expenses or to comply with any law or regulation that was not applicable to the Building on the Commencement Date, amortized over such reasonable period as consistent with generally accepted accounting principles, together with interest on the unamortized balance at the rate of interest reasonably available to Landlord for the borrowing of funds for construction of such capital improvements; provided that Tenant shall only be responsible for such amortized amounts applicable to the Term. In the case of any capital improvement which is intended to result in a reduction in Operating Expenses, the total cost of such capital improvement included in Operating Expenses shall not exceed the reduction in Operating Expenses resulting from such capital improvement as reasonably estimated, in accordance with accepted engineering practices, by Landlord's engineer at the time of installation. Operating expenses, to the extent of any applicable Tenant HVAC “caps”, shall also include the costs of routine maintenance (which is not included in any Tenant HVAC “cap”), repair but not the replacement of the HVAC system in the Premises, provided that if there are any charges for the maintenance, repair or replacement of the HVAC system in the Premises which are attributable to the abuse of the system by the Tenant, or adjustments to the system caused by the movement or particular preferences of Tenant’s employees in the Premises, Tenant shall be separately charged, and shall pay as Additional Rent hereunder such excess charges caused by the abuse of the system, or movement or particular preferences of employees of Tenant. Specific Operating Expense Exclusions are detailed in “Exhibit G”.

Audit. Tenant shall have the right to have Landlord’s books and records pertaining to Operating Expenses for any year during the Term of this Lease audited on a confidential basis (“Tenant’s Audit”) provided that (i) such right shall not be exercised more than once during any calendar year; (ii) if Tenant elects to conduct Tenant’s audit, Tenant shall provide Landlord with written notice thereof no later than sixty (60) days following Tenant’s receipt of Landlord’s statement of Operating Expenses for the year to which Tenant’s Audit will apply; (iii) Tenant shall have no right to conduct Tenant’s Audit if Tenant is, either at the time Tenant forwards Landlord written notice that Tenant’s Audit will be conducted or at any time during Tenant’s Audit, then in default under this Lease beyond any applicable notice and cure period; (iv) conducting Tenant’s Audit shall not relieve Tenant from the obligation to pay Tenant’s Proportionate Share of Operating Expenses, as billed by Landlord, pending the outcome of such audit; (v) Tenant’s right to conduct such audit for any calendar year shall expire sixty (60) days following Tenant’s receipt of Landlord’s statement of Operating Expenses for such year, and if Landlord has not received written notice of such audit within such sixty (60) day period, Tenant shall have waived its right to conduct Tenant’s Audit for such calendar year and shall be deemed to have accepted such statement as true and accurate; (vi) Tenant’s Audit shall be conducted by a Certified Public Accountant on an hourly (i.e., not contingency) basis; (vii) Tenant’s Audit shall be conducted at Landlord’s office in Orange County, Florida where the records of the year in question are maintained by Landlord, during Landlord’s normal business hours; and (vii) Tenant’s Audit shall be conducted at Tenant’s sole cost and expense, provided that if Tenant’s Audit determines that Landlord has overcharged Tenant by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable costs of such Audit. In any event, any overcharges shall be refunded to Tenant within ten (10) business days after final determination of the overcharges.

4.5          Security Deposit. Upon full execution of this Lease by Landlord and Tenant, Tenant shall pay to Landlord a Security Deposit in the amount set forth in Section 1.1. hereinabove, to be held by Landlord for the faithful performance by Tenant of Tenant's covenants and obligations hereunder, it being expressly understood that the Security Deposit shall not be considered as an advance payment of Rent or as a measure of Landlord's damages in the event of a default by Tenant. If at any time during the Term hereof, or the Term as it may be extended, the Tenant shall be in default in payment of Annual Minimum Rent or any other sum due the Landlord as Additional Rent, the Landlord may, but shall not be obligated to, apply all or a part of the Security Deposit for such payment. The Landlord may also apply all or part of the Deposit to repair damages to the Premises during or upon the termination of the tenancy created by this Lease. In such event, the Tenant shall, on demand, pay to the Landlord a like sum to replenish the Security Deposit. If Tenant is not in default at the termination of this Lease, Landlord shall return the Security Deposit to the Tenant. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. Landlord and Tenant agree that Landlord shall be entitled to immediately endorse and cash Tenant's Rent and Security Deposit check(s) accompanying this Lease. It is further agreed and understood that such action shall not guarantee acceptance of this Lease by Landlord, but in the event Landlord does not accept this Lease, the Tenant's Rent and Security Deposit checks so delivered shall be refunded in full to Tenant.

5.             Services, Utilities, Maintenance and Repairs.

5.1   Services & Utilities. The Landlord shall cause the necessary mains, conduits and other facilities to be provided to supply water, sanitary sewer facilities and electricity into the Premises. The Tenant shall pay directly all charges for electric, water, sewer, trash, telephone and any other utilities used or consumed in the Premises which are separately metered to the Premises. In the event that Tenant shall fail or refuse to pay any utility charges individually metered to Tenant, the Landlord may, but shall not be obligated to, pay such charges, and Tenant shall reimburse the Landlord on demand.

Tenant shall timely and directly pay the cost of all utilities, repair services, maintenance services and replacement expenses relating to or serving the Premises which are not included within the definition of Operating Expenses. The costs and expenses which Tenant shall be responsible to timely and directly pay shall include, without limitation, utilities separately metered for the Premises (including, but not limited to electricity, water/sewer/trash), and janitorial services for the interior of the Premises.

5.2.  Maintenance by Landlord. Landlord shall keep in good repair and order, the foundations and exterior walls (excluding, but not limited to, the interior surface of exterior walls and all windows, doors and thresholds), canopies, downspouts, gutters, roof and roof deck, and the parking area, exterior lighting, common areas, structural components, landscaping, fire alarm & sprinkler systems and other items of repair and replacement covered by Operating Expenses. For clarification purposes, Landlord is responsible for all capital expenditures (which shall not be included in Operating Expenses) determined in accordance with GAAP including but not limited to roof replacement together with the floor slab, excepting any improper use by Tenant or Tenant exceeding floor capacity loads, and below grade plumbing. The portion of the Building intended to be designated as the exterior shall exclude those portions herein covenanted and agreed by Tenant to be kept in repair. If any plate glass window in the Premises is damaged or broken by Tenant or Tenant Parties, Tenant shall be liable for its prompt repair and replacement.

Landlord shall be responsible for maintaining a system maintenance contract, repairs and replacement of heating, ventilating and air conditioning (HVAC) units, the costs of which shall be included in Operating Expenses (subject to Exhibit “F” paragraph 2). If there are any charges for the maintenance of the HVAC system in the Premises which are attributable to the abuse of the system by the Tenant, or adjustments to the system caused by the movement or particular preferences of Tenant’s employees in the Premises, Tenant shall be separately charged, and shall pay as Additional Rent hereunder such excess charges caused by the abuse of the system, or movement or particular preferences of employees of Tenant. If Tenant uses heat generating machines or equipment in the Premises that affects the temperature otherwise maintained by the HVAC system that is being provided by Landlord, Landlord shall not be required to install supplementary air conditioning units in the Premises. If Tenant elects to install supplementary air conditioning units, then the cost of installation, operation and maintenance thereof, shall be paid by Tenant.

5.3.  Maintenance by Tenant. Tenant shall keep clean, neat and in good order, repair and condition the interior of the Premises, including, but not limited to, all electrical equipment, lighting fixtures and bulbs, above grade plumbing (including fixtures, lines and facilities), fire safety appliances & equipment (including extinguishers, smoke detectors, specialty equipment), doors (interior & exterior), floors, walls and windows, and Tenant will not suffer or permit any waste of the Premises. Tenant shall be solely responsible for the maintenance and repair and/or replacement of any upgraded electrical service, upgraded HVAC equipment, clean rooms and any and all other equipment that is exclusive to Tenant’s operation of its business within the Premises. Tenant expressly agrees that the use of roof areas shall be limited to ingress for maintenance purposes by Landlord only, and that said roof areas shall not be used for antennae, storage, inventory or other similar uses

Tenant shall make all other repairs, whether of a like or different nature, except those which Landlord is specifically obligated to make under the provisions of Section 5.2 above. Tenant shall pay the cost of installation, service, repairs, maintenance and replacement of all supplemental heating, ventilating and air conditioning equipment or specialty equipment as necessitated or required by Tenant’s use.

Tenant shall keep the Premises equipped with all safety appliances required in order to comply with any law, ordinance, order or regulation of any governmental authority or board of fire underwriters having jurisdiction.

6.             Insurance.

6.1.          Insurance to be Maintained by Tenant. Tenant shall maintain, at Tenant's expense, with companies reasonably acceptable to Landlord during the Term the following insurance for the Premises:

(i)

all-risk (special form) property insurance insuring the Tenant improvements, including without limitation all Tenant property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies and any other personal property, leasehold improvements and alterations (“Tenant’s Property”) in an amount equal to the full replacement cost value, it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured property;

(ii)

Business Interruption insurance in an amount at least equal to the rental value of the Premises for at least 12 months (that is, the aggregate amount of all rent and other consideration payable under the lease by Tenant);

(iii)

Commercial general liability insurance written on an occurrence basis including personal injury, bodily injury, broad form property damage, operations hazard, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant’s indemnities set forth herein, and products and completed operations liability, in limits not less than $1,000,000 inclusive per occurrence and $2,000,000 per location annual aggregate, or such higher limits and additional coverages as Landlord may require from time to time during the Term and such insurance policies will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry and will not be subject to a deductible;

(iv)	automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident;

(v)

workers’ compensation insurance in accordance with the laws of the State in which the Property is located and employer’s liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and $1,000,000.00 policy limit, with the insurance policies endorsed to waive the insurance carriers’ right of subrogation against Landlord, subject to applicable law;

(vi)

umbrella liability insurance with limits of not less than $5,000,000 per occurrence/$5,000,000 aggregate sitting excess of employer’s liability, auto liability and general liability, and not more restrictive than all underlying liability;

(vii)

in the event Tenant performs any repairs or alterations in the Premises, Builder’s Risk insurance on an “All Risk” basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises should such exposure not be covered by the all-risk policy in Section 6.1(i) herein; and

(viii)

such other reasonable insurance, in such reasonable amounts, as Landlord, or any Lender or Lessor of Landlord, may from time to time reasonably request against such other insurable hazards, which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

Tenant shall maintain the foregoing insurance coverage in effect commencing on the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the end of the Term. All liability policies, including without limitation the General Liability, Automobile Liability, Employer’s Liability and Umbrella liability, shall name Landlord, Landlord’s manager, and all lender’s and lessors of Landlord, of which Tenant has been notified, as additional insureds, as their respective interest may appear. Tenant shall have the right to include the insurance required by this Section 6.1 herein under Tenant’s policies of “blanket insurance,” provided that no other loss which may also be insured by such blanket insurance shall affect the insurance coverages required hereby.

6.2.         The insurance requirements set forth in this Section 6 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party’s liability under this Lease. In addition to the requirements set forth in this Section 6, the insurance policies required of Tenant under this Lease must: be issued by an insurance company with a rating of no less than A- or better by Standard & Poors or Moody’s or A-VIII in the current Best’s Insurance Guide or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance and noncontributing to any insurance carried by Landlord, Landlord’s Building manager, and Landlord’s lenders; and be endorsed to provide that in the event of cancellation, non-renewal or material modification, Landlord and any lender of Landlord shall receive thirty (30) days written notice thereof. In addition, Tenant shall provide Landlord with thirty (30) days prior written notice of the termination of any policy of insurance required hereunder. Tenant will deliver to Landlord a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant’s obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy. Landlord shall have the right to approve all deductibles and self-insured retentions under Tenant’s policies, which approval shall not be unreasonably withheld, conditioned or delayed.

6.3.         Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

6.4.         If Tenant shall hire or bring a contractor onto the Premises to perform any alterations, work or improvements, Tenant agrees to have a written agreement with contractor whereby they will be required to carry the same insurance coverages for Commercial General Liability, Automobile Liability, Worker’s Compensation and Employer’s Liability insurance.  Tenant shall also require that such contractor’s insurance will meet same additional terms as required of Tenant herein with regards to adding Landlord and Landlord’s lender as additional insureds, maintaining primary and non-contributory coverage carried by Tenant, Landlord, Landlord’s Manager, Landlord’s Lender and Landlord’s lessor, waiving all rights of recovery and subrogation, and making certificates of insurance available as evidence of all policies during the term of their work and in advance of all applicable renewals in lieu of requirements outlined herein.

6.5.         Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of casualty insurance or other insurance on the Premises or the Building, and Tenant shall comply with all requirements and regulations of Landlord’s casualty and liability insurer.  If any invalidation of coverage or increase in the rate of any Tenant required insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such amount shall be considered Additional Rent payable with the next monthly installment of monthly Annual Minimum Rent due under this Lease.  In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

6.6.         Landlord shall not be liable for any injury or damage to persons or property resulting from unknown fire, explosion, falling plaster, steam, gas, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the gross negligence of Landlord, its agents, servants or employees.  Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property in the event of an incident in leased space.

6.7.         Any insurance limits required by this Lease are minimum limits only and not intended to restrict the liability imposed on Tenant or any contractor for work performed under the contract.

6.8.         During the Term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the property and equipment so insured. Landlord will not carry insurance on Tenant's Property. Tenant shall furnish Landlord with a certificate of all insurance policies required by this Lease evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord no later than ten (10) days before the earlier of (i) the Commencement Date or (ii) Tenant’s possession of the Premises. Renewals of such policies shall be deposited with the Landlord no later than ten (10) days prior to the expiration of the terms of such coverage. If the Tenant fails to comply with such requirement, the Landlord may, but shall not be obligated to, obtain such insurance and keep the same in effect, and Tenant shall pay Landlord the premium costs thereof upon demand.

6.9.         Insurance to be Maintained by Landlord. Landlord shall obtain and keep in force, during the Term, the following policies of insurance with loss payable to Landlord: (i) a policy of Combined Single Limit Bodily Injury and Property Damage Insurance, insuring Landlord against any liability arising out of ownership, use, occupancy or maintenance of the Building and Property; (ii) a policy or policies of insurance covering loss or damage to the Building and Property, but not Tenant's inventory, fixtures, furniture and equipment, in an amount not to exceed the full replacement value thereof, as the same exists from time to time, providing all risk protection against all perils included within the classifications of fire, extended coverage, vandalism, malicious mischief, special extended perils ("all risk", as such term in the insurance industry) and plate glass insurance; (iii) a policy of rental value insurance in an amount not less than one (1) year's gross rentals for all tenants occupying any portion of the Building; (iv) worker’s compensation insurance as required by state law; and (v) any other insurance the Landlord deems necessary or appropriate. The cost of the insurance procured by Landlord shall be considered Additional Rent of which the Tenant shall pay its Proportionate Share pursuant to Section 4.4 hereof. If Landlord's insurance premiums exceed the standard premium rates because the nature of Tenant's operation and use of the Premises results in extra hazardous exposure, then Tenant shall, upon receipt of appropriate invoices from Landlord, reimburse Landlord for such increase in premiums. It is understood and agreed between the parties hereto that any such increase in premiums shall be considered as Annual Minimum Rent due and shall be included in any lien for rent. The insurance required to be obtained by Landlord may be obtained by Landlord through blanket or master policies insuring other entities or properties owned or controlled by Landlord. Landlord shall furnish Tenant with a certificate of all insurance policies required by this Lease evidencing the existence and amounts of such insurance no later than ten (10) days before the earlier of (i) the Commencement Date or (ii) Tenant’s possession of the Premises. Renewals of such policies shall be deposited with the Tenant no later than ten (10) days after to the expiration of the terms of such coverage.

7.            Additional Covenants of Tenant.

7.1.         Affirmative Covenants. The Tenant covenants, at its expense, at all times during the Term:

7.1.1.      To perform promptly all of the obligations of the Tenant set forth in this Lease and in the Exhibits and Addenda attached hereto, and to pay when due the Annual Minimum Rent and all other charges and sums which are to be paid by Tenant pursuant to this Lease.

7.1.2.      To use the Premises only for the Permitted Use and to abide by and conform to all use restrictions set forth in the certificate of occupancy issued for the Premises, and in the Rules and Regulations (as the same may be reasonably amended from time to time in Landlord's discretion), the mortgage(s), if any, filed of record encumbering the Premises, and all other laws, orders, permits, rules and regulations of any governmental authority claiming jurisdiction over the Premises.

7.1.3.      To defend and hold the Landlord harmless and indemnified from all injury, loss, claims and damage (including attorneys' fees, paralegals' fees and disbursements) to any person or property arising from or related to, or connected with the use or occupancy of the Premises, the conduct or operation of the Tenant's business, or the Tenant Improvements at the Premises unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Premises or the Building. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy of the Premises, Tenant shall indemnify Landlord in accordance with Section 10 of this Lease.

7.1.4.      Subject to applicable law, to permit Landlord or the Landlord's agents to enter upon the Premises at all reasonable times, upon not less than twenty-four (24) hours prior notice (except in the event of an emergency) to the President and/or Vice President of Operations of Tenant, to examine and to make repairs, alterations, improvements or additions to the Premises or the Building without the same constituting an eviction of the Tenant, in whole or in part, and all rents shall in no way abate while such repairs, alterations, improvements or additions are being made by reason of loss or interruption of business of the Tenant because of the prosecution of any such work. The Landlord or the Landlord's agents shall also have the right to enter upon the Premises at reasonable times, upon not less than twenty-four (24) hours prior notice to the President and/or Vice President of Operations of Tenant, to show them to prospective mortgagees or purchasers of the Building. During the ninety (90) days prior to the expiration of the term of this Lease, the Landlord may show the Premises to prospective tenants, and the Landlord may also place upon the Premises the usual notices "For Rent", which notices the Tenant shall permit to remain thereon without molestation. If, during the last month of the Term, the Tenant shall have removed all of the Tenant's property from the Premises, the Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of Annual Minimum Rent or other compensation, and such action shall have no effect upon this Lease. Notwithstanding, Landlord recognizes that Tenant fulfills sensitive contracts for the Department of Defense that include provisions that entry must be limited to U.S. Citizens and certain security clearance and pre-screening measures followed. Furthermore, reasonable notice to Tenant must be provided at all times except in the event of an emergency.

7.1.5.      Reserved.

7.1.6       To forthwith cause to be discharged of record (by payment, bond, order of a court of competent jurisdiction or otherwise) any mechanic's lien at any time filed against the Premises, the Building or the Property for any work, labor, services or materials claimed to have been performed at or furnished to the Premises for or on behalf of the Tenant or anyone holding the Premises through or under the Tenant. If the Tenant shall fail to cause such lien to be discharged upon demand, then, in addition to any other right or remedy of the Landlord, the Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due, by bonding or by any other proceeding deemed appropriate by the Landlord, and the amount paid by the Landlord, and all costs and all expenses, including reasonable attorneys' fees and paralegals' fees, incurred by the Landlord in procuring the discharge of such lien shall be deemed to be an additional assessment. The Landlord's estate in the Premises shall not be subject to any lien or liability under the Lien Laws of the State of Florida.

7.1.7.      To quit and surrender to the Landlord the Premises upon the expiration of the Term or other termination of the Lease, broom clean, in good order and condition, ordinary wear and tear excepted, and at Tenant's expense, to remove all property of the Tenant, to repair all damages to the Premises caused by such removal, and to restore the Premises to the condition in which they were prior to the installation of the articles so removed. All property not so removed shall be deemed to have been abandoned by the Tenant and may be retained or disposed of by the Landlord, as the Landlord shall desire.

7.1.8.      To remain fully obligated under this Lease, notwithstanding any assignment or sublease or any indulgence by the Landlord to the Tenant or to any assignee or sublessee.

7.1.9.      Subject to Landlord’s maintenance, repair and replacement obligations in accordance with the provisions of this Lease, Landlord shall have no liability for any loss or damage to Tenant's business or personal property arising out of, but not limited to, any of the following causes: hurricanes, excessive rain, roofing defects, bursting of pipes, fire, windstorm, malfunction of sewer or water system, interruption of utility services or any act or omission of Landlord or any of Landlord's agents on or about the Premises.

7.1.10.     To keep the Premises free from all rubbish, dirt, and debris and to deposit all trash in trash receptacles to be furnished by Landlord at designated locations within the common areas of the Property. The Tenant understands that boxes and trash shall not be stacked outside of the Premises and/or on any abutting roadway, driveway or parking area. Landlord, at its option, may provide containers for recyclable items. Should recycling containers be provided by Landlord, Tenant agrees to use its best efforts to sort its trash.

7.1.11.     To provide Landlord with a financial statement of Tenant in form reasonably satisfactory to Landlord upon execution of this Lease by Tenant, and to provide additional financial statements of Tenant, if so requested by Landlord, provided that under no circumstances shall Tenant be obligated to provide financial statements to Landlord that are not otherwise prepared by Tenant in the ordinary course of its business. Notwithstanding the foregoing, so long as Tenant remains a wholly owned subsidiary of a publicly traded company and has not entered into an assignment or sublease of this Lease, Tenant shall not be required to provide the financial statements required by this Section 7.1.11.

7.1.12.     To furnish to the Landlord any documentation reasonably requested by Landlord to show the status of this Lease or other financial condition of Tenant. Any reasonable changes to this Lease required by any Mortgagee of the Landlord to satisfy the requirements for the financing or refinancing of the Property unless they materially alter the terms and conditions of this Lease, shall be agreed to and complied with by the Tenant.

7.2.         Negative Covenants. Tenant covenants at all times during the Term and such further time as the Tenant occupies the Premises, or any part thereof:

7.2.1.      Not to injure, overload, deface or otherwise harm the Premises or any part thereof or any equipment or installation therein; nor commit any waste or nuisance; nor permit the emission of any objectionable noise, vibration or odor; nor burn any trash or refuse in or about the Premises; nor make any use of the Premises, or any part thereof or equipment therein, which is improper, offensive to adjacent tenants or contrary to any law or ordinance or to reasonable rules or regulations of the Landlord as such may be promulgated from time to time; nor park any vehicles so as to interfere with the use of driveways, walks, roadways, highways, streets or parking areas.

8.            Prohibition Against Mechanic's Liens.

Any liability of the Landlord or of the Property for any work or improvements made upon the Premises by the Tenant is hereby expressly prohibited. The interest of the Landlord in and to the Premises, the Building and the Property shall not be subject to liens for improvements made in or to the Premises by Tenant or by Tenant's employees, contractors, subcontractors or agents. Tenant represents and warrants unto Landlord that any construction contract which Tenant enters into for construction of improvements in the Premises (which shall occur only following Landlord's express written consent) shall expressly prohibit the filing of liens against the Landlord's interest in the Premises, Building and Property.

9.            Assignment, Subletting and Encumbrances.

9.1.         Landlord's Consent Required. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, nor sublet the Premises or any part thereof without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed by Landlord, and any attempt to do so without such consent being first obtained shall be voidable and, at Landlord's election, shall constitute a default of Tenant under this Lease. Notwithstanding any statement herein to the contrary, Tenant shall have the right without Landlord’s consent to assign this Lease to a parent or affiliate of Tenant so long as Tenant shall remain liable hereunder and has provided Landlord with no less than thirty (30) days prior written notice of such assignment.

9.2.         Tenant's Application for Consent. In the event that Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, Tenant shall submit to Landlord, in writing, at least thirty (30) days prior to the proposed effective date of the assignment or sublease: (i) a Notice of Intention to Assign or Sublease, setting forth the proposed effective date, which shall be no less than thirty (30) nor more than ninety (90) days after the sending of such notice; (ii) the name of the proposed subtenant or assignee; (iii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iv) the terms and provisions of the proposed sublease or assignment; (v) a current certified financial statement of the proposed subtenant or assignee; and (vi) such additional information concerning the proposed assignment or sublease and proposed assignee or sublessee as the Landlord may reasonably request.

9.3.         Reserved.

9.4.         Assignment or Sublease Profit. In the event of any sublease of all or any portion of the Premises, having first been approved by Landlord, where the rental reserved in the sublease exceeds the rental or prorata portion of the rental, as the case may be, for such space reserved in the Lease, Tenant shall pay Landlord monthly, as Additional Rent, at the same time as the monthly installments of Rent required hereunder, one half of the excess of the rental reserved in the sublease over the rental reserved in this Lease applicable to the subleased space less Tenant’s reasonable transaction costs including but not limited to tenant improvements and brokerage fees.

9.5.         Permission for Tenant to Assign or Sublease. The granting of permission for Tenant to assign or sublease the Premises on any one or more occasions shall not constitute ipso facto waiver of the requirement imposed hereby that the written consent of the Landlord be obtained for any subsequent or other assignment or subletting, and the acceptance of rent checks and the negotiation of same, or the acceptance of rent payments in any other fashion, from any assignee or sublessee, whether or not Landlord had knowledge of the assignment or sublease under which such assignee or sublessee claims, shall not constitute ipso facto consent by Landlord to such assignment or sublease or constitute a waiver of the restrictions upon assignment and subletting imposed in this section.

10.          Assumption of Risk, Indemnification and Hold Harmless.

Tenant shall indemnify and hold harmless Landlord, its agents, servants and employees against and from any and all claims arising from Tenant's use of or the condition of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by the Tenant in or about the Premises, and shall further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligations on Tenant's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Tenant, or of its agents or employees, and from and against all reasonable costs, attorneys' fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon, and about such claim. Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Provided that Tenant has assumed the defense and indemnity obligations hereunder and has engaged counsel reasonably satisfactory to Landlord, Tenant shall not be obligated to reimburse Landlord for any attorneys' fees, paralegals' fees, disbursements, consultants' fees, or other costs incurred for services that are duplicative to or not reasonably related to Tenant’s obligations. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever, except that which is caused by the failure of Landlord to observe any of the terms and conditions of this Lease and such failure has persisted for an unreasonable period of time after written notice from Tenant to Landlord of such failure.

11.           Landlord's Liabilities.

Landlord shall be under no personal liability with respect to any of the provisions of this Lease and if Landlord is in default with respect to its obligations hereunder Tenant shall look solely to the leasehold interest and equity of the Landlord in the Premises and the Property for the satisfaction of the Tenant's remedies. It is expressly understood and agreed that the Landlord's liability under this Lease shall in no event exceed the loss of its leasehold and equity interest in the Property.

12.          Environmental Provisions.

12.1        Hazardous Materials Provisions.

12.1.1     Hazardous Materials Covenants. Tenant shall at all times during the Term comply with the following requirements: (a) Tenant shall not cause, permit or suffer any Hazardous Material (as hereafter defined) to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Premises or the Property by Tenant, its agents, employees, contractors, invitees or licensees (collectively, "Tenant Parties"), except to the extent commonly used in the day to day operation of the Premises by Tenant in compliance with all Environmental Requirements (as hereafter defined), which shall include up to two (2) self-contained Hazmat storage buildings in the rear of the property (The Hazmat storage buildings and their placement and location on the Property, all associated structures, access and entranceways, and all materials stored within such Hazmat storage buildings, shall at all times meet and comply with all Environmental Requirements, other applicable governmental rules, regulations and requirements, and any reasonable Landlord rules and regulations, and shall be completely enclosed and explosion-proof. Moreover, the design, exterior appearance and placement on the Property of the Hazmat storage building shall be subject to Landlord’s prior written approval.). (b) Tenant agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant or any Tenant Parties shall be in all respects in compliance with all Environmental Requirements then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials. (c) Tenant shall, at its sole cost and expense, promptly take all actions required by any federal, state or local governmental agency or political subdivision to mitigate Environmental Damages (as hereafter defined) which arise directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or Property, or any portion thereof, by Tenant or Tenant Parties. Such actions shall include, if required by any such governmental agency or political subdivision, but not be limited to, the investigation of the environmental condition of the Premises, the Building or any portion of the Property adversely affected by Tenant's breach of any of the provisions of this paragraph (the "Affected Property"), and the preparation of and performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off of the Affected Property. Tenant shall take all actions required by any federal, state or local governmental agency or political subdivision to restore the Affected Property to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Affected Property in accordance with the standard of remediation imposed by applicable law. Tenant shall proceed continuously and diligently with such investigatory and remedial actions, provided that in all cases such actions shall be in accordance with all applicable requirements of governmental entities. Any such actions shall be performed in a good, safe and workmanlike manner by one or more contractors selected by Tenant, and approved in advance in writing by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord, and shall minimize any impact on the business conducted at the Property. Tenant shall pay all costs in connection with such investigatory and remedial activities, including but not limited to the charges of such contractor(s) and consulting engineer, all power and utility costs, any and all taxes or fees that may be applicable to such activities, and Landlord's reasonable attorneys' fees, paralegals' fees and costs incurred in connection with monitoring or review of such investigatory and remedial activities. Tenant shall promptly provide to Landlord copies of testing results and reports that are generated in connection with the above-mentioned activities. Promptly upon completion of such investigation and remediation, Tenant shall permanently seal or cap all monitoring wells and test holes to industrial standards in compliance with applicable laws, remove all associated equipment, and restore the Affected Property to the maximum extent possible, which shall include, without limitation, the repair of any surface damage, including paving, caused by such investigation or remediation hereunder. (d) If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Premises or activities of any person thereon, then Tenant shall deliver to Landlord, within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, correcting information or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification. (e) Tenant shall promptly provide to Landlord the results of any tests and copies of all registration permits regarding any underground storage tanks located on the Premises and Tenant shall comply with same. (f) In the event of any default under this Lease, Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter upon the Premises at any reasonable time, at the expense of Tenant, to conduct an inspection thereof, including invasive tests, and the activities conducted thereon to determine compliance with all Environmental Requirements and the existence of any Environmental Damages as a result of the condition of the Premises or any surrounding properties and activities thereon. Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord, the right to enter upon the Premises and to perform such tests thereon or therein as are necessary to conduct such reviews and investigations in accordance with the preceding sentence. Landlord shall use its best efforts to minimize interference with the business of Tenant and to restore the Premises to its previous condition, but Landlord shall not be liable for any interference caused thereby or any failure to restore if Landlord reasonably determines that it is not economically practicable. Notwithstanding any statement herein to the contrary, Tenant shall only be liable for Environmental Damages to the extent that such Damages occur during the Term and are not caused by Landlord’s actions or by the actions of any party related to Landlord. Further, Tenant shall have the right to choose, and the obligation to diligently and timely pursue, any remedial measures that comply with applicable laws, and to the extent that Landlord requires any additional actions be taken, such actions shall be taken by Landlord at Landlord’s sole cost and expense (except in the event of Tenant’s failure to diligently and timely pursue remedial measures, in which case Tenant shall be responsible for the cost and expense of Landlord’s remediation actions).

12.1.2     Hazardous Materials Definitions. The following terms shall have the meanings ascribed to them: (a) "Environmental Damages" means all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such is ultimately defeated, and of any settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation, reasonable attorneys' fees and paralegals' fees and disbursements and consultants' fees, any of which are incurred at any time during or after the Term directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, Building or Property, or any portion thereof, or any surrounding properties, by Tenant or Tenant Parties and including, without limitation: (i) Damages for personal injury, or injury to the Premises, Building or Property or natural resources occurring upon or off of the Property, but excluding lost profits, exemplary damages, consequential damages, interest and penalties, and including but not limited to claims brought by or on behalf of employees of Tenant, with respect to which Tenant waives, for the benefit of Landlord only, any immunity to which Tenant may be entitled under any industrial or worker's compensation laws, (ii) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation, cleanup or remediation of such Hazardous materials or violation of Environmental Requirements including, but not limited to, the performance of any cleanup, remedial, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to restore the Affected Property in accordance with the standard of remediation imposed by applicable law or otherwise expended in connection with such conditions, and including, without limitation, any attorneys' fees, paralegals' fees and costs incurred in enforcing this Lease or collecting any sums due hereunder; and (iii) liability to any person or entity to indemnify such person or entity for costs expended in connection with items described in subpart (ii) next above. Provided that Tenant has assumed the defense and indemnity obligations hereunder and has engaged counsel reasonably satisfactory to Landlord as required in Section 10 of this Lease, Environmental Damages shall not include any attorneys' fees, paralegals' fees, disbursements, consultants' fees, or other costs incurred for services that are duplicative to or not reasonably related to Tenant’s obligations. (b) "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment including, without limitation: (i) all requirements, including but not limited to, those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public. (c) "Hazardous Materials" means any substance: (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, rule, ordinance, order, action or policy; or (ii) which is or becomes defined as a "hazardous waste" or "hazardous substance" or "pollutant" or "contaminant" under any federal, state or local statute, regulation, rule, or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any State of the United States, or any political subdivision thereof; or (iv) the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the Property or the health or safety of persons on or about the Property; or (v) which contains, without limitation, gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or (vi) which contains, without limitation, polychlorinated biphenyls (PCB's) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or (vii) which contains or consists of, without limitation, radon gas.

12.1.3     Tenant's Representations and Warranties in Regard to Hazardous Materials. Tenant represents and warrants as follows: (a) Tenant shall obtain any and all permits, licenses and other authorizations which may be required under all Environmental Requirements, including laws relating to emissions, discharges, release or threatened releases of Hazardous Materials into the environment (including ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; (b) Tenant shall not construct, place, deposit, store, dispose of nor locate on the Premises or the Property, any PCB's, transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCB's, or any asbestos or asbestos-containing materials or any insulation material containing urea formaldehyde or any radon gas.

12.1.4     Indemnification. Tenant agrees to indemnify, reimburse, defend, exonerate, pay and hold harmless: (a) Landlord, its affiliates and any other person or entity which holds or which may hereafter have an interest in this Lease; and (b) the directors, officers, shareholders, partners, employees and agents of Landlord and any other person or entity which has or which may hereafter hold an interest in this Lease, from and against any and all Environmental Damages arising in any manner whatsoever out of the violation of or non-compliance with any Environmental Requirements, or the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease.

12.1.5     Survival. Each of the covenants, representations and warranties of Tenant contained in this Section 12 of this Lease shall survive the termination or earlier expiration of this Lease for the applicable statute of limitations.

12.2        Radon Disclosure. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the Tenant's County Public Health Unit.

13.          Americans with Disabilities Act.

Landlord and Tenant acknowledge that the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended from time to time (collectively referred to herein as the "ADA") establish requirements under Title III of the ADA ("Title III") pertaining to business operations, accessibility and barrier removal, and that such requirements may be unclear and may or may not apply to the Premises, Building or the Property depending upon, among other things: (i) whether Tenant's business operations are deemed a "place of public accommodation" or a "commercial facility", (ii) whether compliance with such requirements is "readily achievable" or "technically infeasible", and (iii) whether a given alternative affects a "primary function area" or triggers so-called "path of travel" requirements. Landlord and Tenant acknowledge and agree that Tenant has been provided an opportunity to inspect the Premises, the Building and Property sufficient to determine whether or not the Premises, Building and Property in their condition current as of the Lease Date deviate in any manner from the ADA Accessibility Guidelines ("ADAAG") or any other requirements under the ADA pertaining to the accessibility of the Premises, Building or Property. Tenant further acknowledges and agrees that except as may otherwise be specifically provided herein, Tenant accepts the Premises, Building and Property in "as is" condition and agrees that Landlord makes no representation or warranty as to whether the Premises, Building or Property conform to the requirements of the ADAAG or any other requirements under the ADA pertaining to the accessibility of the Premises, Building or Property. If Landlord is to perform Tenant Improvements pursuant to this Lease, Tenant has reviewed the plans and specifications for the work and has independently determined that such plans and specifications are in conformance with ADAAG and any other requirements of the ADA and all other laws, rules and regulations applicable to the Tenant Improvements. Tenant further acknowledges and agrees that to the extent that Landlord prepared, reviewed or approved any of those plans and specifications, such action shall in no event be deemed any representation or warranty that the same comply with any requirements of the ADA. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant agree to allocate responsibility for Title III compliance as follows: (a) Tenant shall be responsible for all Title III compliance (other than "path of travel" requirements which shall be addressed as provided in (b) next below) and costs in connection with the Premises, excluding structural work, if any, which shall be the responsibility of the Landlord, and including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord shall perform, and Tenant shall be responsible for the cost of, any so-called Title III "path-of-travel" requirements triggered by any construction activities or alterations in the Premises, after the initial improvements. Except as set forth above with respect to Landlord's Title III obligations, Tenant shall be solely responsible for all other requirements under the ADA relating to the Tenant or any affiliates or persons or entities related to the Tenant or the Premises, including, without limitation, requirements under Title I of the ADA pertaining to Tenant's employees.

14.          Destruction and Condemnation.

14.1.       Fire or Other Casualty. In the event of (i) a partial destruction of the Premises or the Building during the Term which requires repairs to either the Premises or the Building, or (ii) the Premises or the Building being declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Tenant's act, use or occupation, which declaration requires repairs to either the Premises or Building, Landlord may elect to commence repairs within sixty (60) days thereof, but such partial destruction shall in no way serve to annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of Annual Minimum Rent and other charges while such repairs are being made if the Premises are rendered untenantable thereby. The proportionate reduction is to be based upon the extent to which the making of repairs shall interfere with the business carried on by Tenant in the Premises. In the event that Landlord does not elect to commence repairs within sixty (60) days, or repairs cannot be made under current laws and regulations, either party may terminate this Lease upon ten (10) days' written notice. A total destruction, including any destruction required by any authorized governmental authority, of either the Premises or the Building shall terminate this Lease. Landlord shall not be required to repair any property installed in the Premises by Tenant nor to repair any portion of the Premises for which insurance proceeds are not paid to Landlord. Nothing herein shall authorize abatement or reduction of rent because of total or partial destruction arising out of the negligent or willful acts of omission or commission by Tenant.

14.2.     Condemnation. If any part of the Premises shall be taken or condemned for a public or quasi-public use, and a part thereof remains which is suitable for occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in a condemnor, and the Annual Minimum Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Term only such portion of such Rent as the number of square feet in the part remaining after the condemnation bears to the number of square feet in the entire Premises at the date of condemnation; but, in such event, Landlord or Tenant shall have the option to terminate this Lease as of the date when title to the part so condemned vests in a condemnor. If all or any part of the Premises shall be taken or condemned so that there does not remain a portion suitable for occupation, this Lease shall thereupon terminate. If all or a part of the Premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to the Landlord and the Tenant shall have no claim thereto, and the Tenant hereby irrevocably assigns and transfers to the Landlord any right to compensation or damages to which the Tenant may be entitled during the Term hereof by reason of the condemnation of all, or a part, of the Premises. Tenant shall retain the right to pursue reimbursement related to the condemnation of its leasehold interests, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord. Further, upon any condemnation of the Property that renders the Premises commercially impractical for Tenant to use for the intended use, Tenant shall be entitled to terminate this Lease by thirty (30) days’ advance written notice to Landlord.

15.          Defaults and Remedies.

15.1.       Events of Default. The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any rent or any other sums of money due hereunder and such failure shall continue for a period of seven (7) days after the date such sum is due; (ii) Tenant shall fail to comply with any provisions of this Lease or any other written agreement between Landlord and Tenant, all of which terms, provisions and covenants shall be deemed material; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall fail to promptly move into, take possession of, and operate its business on the Premises when the Premises are ready for occupancy or shall cease to do business in or abandon any substantial portion of the Premises unless Landlord preapproves such delayed possession or operation, in writing, and Tenant continues to fulfill their financial and other obligations dictated within this Lease; (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (vi) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the United States Bankruptcy Code and rules and regulations promulgated thereunder, or under any similar law or statute of the United States or any state thereof, or a petition shall be filed against Tenant under any such statute or Tenant or any creditor of Tenant notifies Landlord that it knows such a petition will be filed or Tenant notifies Landlord that it expects such a petition to be filed; (vii) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

15.2.       Remedies. In the event of any monetary default or breach by Tenant which such breach shall have continued for a period of three (3) days, and any non-monetary default or breach which shall have continued for a period of thirty (30) days, after the Landlord shall have given written notice by certified or registered mail to the Tenant at its office address set forth in Section 1.1. hereof, then, in such event, Landlord shall have the option to pursue any one or more of the following remedies (unless Tenant has begun the cure process for a non-monetary default or breach within thirty (30) days of Landlord’s notice and is diligently pursuing such cure, but in no event shall the cure period exceed sixty (60) days):

15.2.1.     Landlord shall have the right to cancel and terminate this Lease and dispossess Tenant.

15.2.2.     In regard to monetary defaults only that have continued for five (5) business days after written notice to Tenant from Landlord, Landlord shall have the right without terminating or canceling this Lease to declare all amounts and rents due under this Lease for the remainder of the existing Lease Term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the initial term or any renewal term, if applicable, shall be accelerated. The amount accelerated shall be calculated as the net present value.

15.2.3.     Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant's account, holding Tenant liable in damages for all reasonable expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and that is due and payable under the terms of this Lease.

15.2.4.     Landlord may enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any reasonable expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

15.2.5.     All such remedies of Landlord shall be cumulative, and, in addition, Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to be a waiver of such default.

15.2.6.     In addition to the specific remedy or remedies elected by Landlord in the event of Tenant's default, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including but not limited to, the cost of recovering possession of the Premises; expenses of reletting, including necessary renovations and alterations of the Premises; all court costs and reasonable attorneys' fees and paralegals' fees and other costs and expenses; and that portion of the leasing commission paid by Landlord applicable to the unexpired term of this Lease. Unpaid installments of rent or other sums shall bear interest from the due date thereof at ten percent (10%) per annum.

15.2.7     The remedies provided to Landlord shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion hereof shall not thereby render unenforceable any other portion. Notwithstanding any statement herein to the contrary, under no circumstances shall Tenant be liable to Landlord for special, consequential, or exemplary damages.

15.3  .     Abandonment of Premises. Landlord and Tenant agree that, for the purposes of this Lease, abandonment of the Premises shall have occurred if (i) Tenant has been absent from the Premises for a period of thirty (30) consecutive days, (ii) the Annual Minimum Rent is not current, and (iii) ten (10) days have elapsed since service of a three (3) day notice in writing by Landlord upon Tenant requiring payment of Annual Minimum Rent or the possession of the Premises.

15.4.       Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease.

15.5.       Holdover by Tenant. If Tenant should remain in possession of the Premises after the expiration of the Term then such holding over shall be construed as a tenancy at sufferance. If Tenant notifies Landlord, in writing, at least ninety (90) day prior to lease expiration of its intent to holdover, (“Holdover Notice”) then the holdover rate shall be at 150% of the then current Annual Minimum Rent (including Base Rent plus Operating Expenses) for the first ninety (90) days and double the then current Annual Minimum Rent thereafter, and subject to all other conditions, provisions and obligations of this Lease insofar as the same are applicable to a tenancy at sufferance. In the event Tenant does not provide the Holdover Notice at least ninety (90) days’ prior to lease expiration, the holdover rate shall be double the then current Annual Minimum Rent.

15.6.       Landlord's Right to Cure Defaults. The Landlord may, but shall not be obligated to, cure at any time, without notice, any default by the Tenant under this Lease; and, whenever the Landlord so elects, all reasonable costs and expenses incurred by the Landlord in curing such default, including, without limitation, reasonable attorney's fees, together with interest on the amount of costs and expenses so incurred at the rate of twelve percent (12%) per annum, shall be paid by the Tenant to the Landlord on demand and shall be recoverable as Additional Rent.

15.7.       Waiver. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other or any subsequent or continuing breach of the same. The subsequent acceptance or Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

15.8.       Landlord’s Default. In case Landlord shall fail or neglect to keep or perform any of the covenants or agreements in this Lease on the part of Landlord to be kept and performed, and if said default shall continue for thirty (30) days (or such lesser reasonable period of time if emergency repairs or replacements are required) following written notice thereof from Tenant to Landlord to cure the specific default or defaults, in addition to all other remedies provided hereunder or now or hereafter afforded or provided by law or equity (which remedies shall be cumulative and non- exclusive), Tenant may at its election perform such covenant, agreement or work for or on behalf of the Landlord or make good any such default, as more particularly described in Section 7 of the Addendum to this Lease. Tenant's right to cure a default by Landlord under this paragraph shall not become effective if, within such thirty (30) day period (or such lesser applicable period if emergency repairs or replacements are required, with simultaneous notice to the Landlord), Landlord or Lender commences to cure the default and thereafter diligently performs such things as may be necessary to cure its default.

16.          Miscellaneous Provisions.

16.1.        Notice.

Any notice or demand from the Landlord to the Tenant or from the Tenant to the Landlord shall be in writing and shall be deemed duly delivered if mailed by certified mail, return receipt requested, addressed, if to the Tenant, at the address of the Tenant or such other address as the Tenant shall have last designated by written notice to the Landlord; if to the Landlord, at the address of the Landlord or such other address as the Landlord shall have last designated by written notice to the Tenant. Notices shall be deemed delivered when mailed in the manner prescribed above.

Tenant’s Address for Notices:

10901 N. McKinley Drive

Tampa, FL 33612

Attn: Mr. James M. Long

V.P. of Operations

Landlord’s Address for Notices:

University Business Center I, LLC

c/o Taurus Management Services, Inc.

610 N. Wymore Road, Suite 200

Maitland, FL 32751

16.2.       Estoppel Certificate.

The Tenant agrees that it will within ten (10) business days following written notice by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect, or setting forth any such modifications, and the dates to which the Annual Minimum Rent and all other payments due hereunder from the Tenant have been paid, the amount of the Security Deposit then remaining and the amount of any payments paid by Tenant in advance, and stating whether or not, to the best knowledge of Tenant, the Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default. The failure of the Tenant to execute, acknowledge and deliver to the Landlord a statement in accordance with the provisions of this Section will constitute a breach of this Lease by the Tenant.

16.3.       Applicable Law and Construction.

The laws of the State of Florida shall govern the validity, performance and enforcement of this Lease. The covenants and undertakings contained herein are independent, not dependent covenants, and the invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. All negotiations, considerations, representations and understandings between the parties are incorporated into this Lease. The headings of the several articles and sections contained herein are for convenience and do not define, limit or construe the contents of such articles or sections.

16.4.       Landlord’s Approval. Whenever, in this Lease, Tenant requests Landlord’s approval, such approval may not be unreasonably withheld or delayed unless otherwise specified herein this Lease.

16.5        Subordination.

16.5.1.    This Lease is subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Property, and to any and all advances on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. In confirmation of such subordination, the Tenant shall promptly execute any certificate that the Landlord may reasonably request.

16.5.2.    At the option of the Landlord, or any successor Landlord or the holder of any mortgage affecting the Premises, the Tenant agrees that neither the foreclosure of a mortgage affecting the Premises nor the institution of any suit, action, summary or other proceeding against the Landlord herein, or any successor Landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of the Property shall, by operation of law or otherwise, result in the cancellation or termination of this Lease, and upon the request of Landlord, any successor Landlord or the holder of such mortgage, Tenant covenants and agrees to execute an instrument in writing satisfactory to Landlord, successor Landlord, or to the holder of such mortgage, or to the purchaser of the mortgaged premises in foreclosure, whereby Tenant attorns to such successor in interest. No mortgagee or purchaser at foreclosure sale shall be liable to Tenant or subject to off sets or defenses arising as a result of acts or omissions of a prior Landlord.

Notwithstanding anything to the contrary, the subordination of this Lease to any mortgage or deed of trust is expressly conditioned upon the holder or beneficiary and trustees thereof expressly agreeing in the mortgage or deed of trust, or in a separate instrument that (i) Tenant will not be named or fined in any proceeding (or trustees' sale) to enforce the mortgage or deed of trust unless such be required by law in order to perfect the proceeding (or sale), (ii) enforcement of any mortgage or deed of trust shall not terminate this Lease or disturb Tenant in the possession and use of the Premises (except in the case where Tenant is in default beyond the period, if any, provided in this Lease to remedy such default), (iii) any party succeeding to the interest of Landlord as a result of the enforcement of any mortgage or deed of trust shall be bound to Tenant, and Tenant shall be bound to it, under all the terms, covenants, and conditions of this Lease (including any concessions i.e. buildout allowance, free rent, etc.), for the balance of the term of this Lease, including renewal terms, with the same force and effect as if such party were the original Landlord under this Lease and (iv) insurance proceeds and condemnation awards shall be first applied to restore the Building and the Premises as required by the terms of this Lease.

16.6.       Landlord's Liability.

The liability under this Lease of Landlord shall be limited to its interest in the Building of which the Premises are a part; and Tenant, its successors and assigns, hereby waive all rights to proceed individually against Landlord or any of Landlord's partners, officers, directors or shareholders. The term "Landlord", as used in this Section, shall mean only the owner or owners at the time in question of the fee simple title to the Property, and in the event of any transfer of such title or interest Landlord (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability with respect to Landlord's obligations under this Lease, provided that any funds in the hands of Landlord (or then grantor at the time of such transfer) in which Tenant has an interest, shall be delivered to the grantee. The obligations to be performed by Landlord shall, subject to the foregoing, be binding on Landlord's successors and assigns only during their respective periods of ownership, and no successor Landlord shall have liability to Tenant with respect to defaults hereunder occasioned by the acts or omissions of any predecessor Landlord.

16.7.       No Oral Changes.

This Lease shall not be changed or terminated orally, but only upon an agreement in writing signed by the parties hereto.

16.8.       No Representation by Landlord.

The Landlord and the Landlord's agents have made no representations, warranties or promises with respect to the Premises, Building or Property, except as herein expressly set forth. This Lease specifically supersedes any prior written or oral communications between Landlord and Tenant or any of their agents.

16.9.       Parking.

The Tenant shall be entitled to park in common with other tenants of the Property. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Providing that Tenant retains a parking ratio of at least four spaces per 1,000 square feet leased, Landlord reserves the right, in its absolute discretion, to allocate parking spaces among Tenant and other tenants of the Property, or to assign parking.

16.10.     Signs.

Tenant shall have the right to maintain throughout the term of this Lease a sign with Tenant's name thereon at or near the front entrance to the Premises at a place designated by Landlord. Such sign shall be of a size, design, material and specification as shall meet the standards and criteria of Landlord. The written consent and approval of Landlord shall be obtained prior to the installation of any sign. A sign for which the written approval of Landlord has not been obtained may be removed by Landlord at Landlord's discretion.

In addition, Tenant shall be entitled to place its sign in a location designated by Landlord on the exterior of the Building and on the monument sign (at Tenant's sole cost and expense), subject to the following terms and conditions: (i) Landlord shall have the right to designate design standards relating to placement, design, size, material, color, and attachment, (ii) Tenant's signage shall comply with all applicable governmental requirements (applications for approval, if required, shall be at Tenant's sole cost and expense), (iii) Tenant's sign shall be removed at Tenant's sole cost at the end of the Term or earlier termination of the Lease and all damage promptly repaired at Tenant's cost, and (iv) the sign rights under this section shall not prohibit Landlord from granting other tenants the right to install signage on the Property, however, not the Building so long as Tenant occupies the entire Building. Landlord shall have the right to remove Tenant's name or sign from the Building, if, at any time during the Term, Tenant (a) assigns this Lease, or ( b) ceases to occupy at least 10,000 rentable square feet of space in the Building. The signs will conform to Landlord's sign criteria. Tenant shall maintain these signs in good condition and repair during the Term at Tenant's sole cost and expense.

16.11.     Recording of Lease.

Neither this Lease nor any memorandum or notice hereof shall be recorded by Tenant. However, it may be recorded by Landlord at Landlord's option. If this Lease, or any memorandum or notice hereof is recorded by the Tenant, such recordation may be declared by Landlord as a material event of default by Tenant hereunder.

16.12.     Notice to Mortgagee and Opportunity to Cure.

Tenant agrees to give any mortgagee(s) of the Property, by certified mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such Notice, Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the addresses of such mortgagee(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days the mortgagee(s) has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

16.13.     Costs and Expenses.

The prevailing party in any action or litigation shall be entitled to reimbursement from the other party for all reasonable costs and expenses, including reasonable attorney fees, associated with such action or litigation.

16.14.     Joint Obligation.

If there is more than one party or person executing this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several among all parties or persons executing this Lease as Tenant.

16.15.     Time.

Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

16.16      Brokerage Commission.

Tenant represents and warrants unto Landlord that Tenant has had no dealings with any broker or agent in connection with this Lease other than CBRE, Inc. as Landlord’s representative and Newmark Grubb Knight Frank as Tenant’s representative, and Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost (including attorneys' fees, paralegals' fees and costs including at appellate levels and post- judgment proceedings), expense and liability for any compensation, commissions and charges claimed by any other agent or broker by or through Tenant with respect to this Lease or the negotiation thereof.

16.17.     Quiet Possession.

Upon Tenant paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term.

16.18.     Addendum.

[This Section 16.18 shall apply only if the provision in Section 1.1 of this Lease referring to an Addendum is marked Yes.] See Exhibit F attached hereto and fully incorporated herein (the "Addendum") for special provisions relating to this Lease. In the event any provision of the Addendum conflicts with other provisions of this Lease, the conflicting provision of the Addendum shall control, but only to the extent of such conflict.

IN WITNESS WHEREOF, the Landlord and the Tenant have hereunto executed this Lease as of the day and year first above written. Individuals signing on behalf of an entity warrant that they have the authority to bind that entity. This Lease shall be binding upon the undersigned, and the successors, heirs, executors and administrators of the undersigned, and shall inure to the benefit of the Landlord and Tenant, and their respective successors and assigns.

Signed, sealed and delivered in the presence of:	LANDLORD: University Business Center I, LLC, a Florida limited liability company

Print Name:	By: Taurus CD 162 Tampa Florida GP, LLC, a
Delaware limited liability company,
Its: Manager
Print Name:
By: Taurus Investment Holdings, LLC,
a Massachusetts limited liability company,
Its: Sole Member

By:
Linda G. Kassof, Manager

Date:

Signed, sealed and delivered in the presence of:	TENANT: Sypris Electronics, LLC, a Delaware limited liability company

Print Name:	By:
Print Name:
Its:
Print Name:	Date:

EXHIBIT "A" – Site Plan

10441 University Center Dr.
10421 University Center Dr.
PARCEL 1
PARCEL 3
LESS OUT PARCEL 3
ASPHALT
CONCRETE
TRANSFORMER
GENERATOR
RAILROAD
C.S.X.
TELEPHONE BOXES

EXHIBIT "A-1" – Space Plan

GROUND FLOOR: SCHEMATIC PLAN
TELEPHONE BOXES
18 SPACES
12 SPACES
9 SPACES
8 SPACES
11 SPACES
10 SPACES
GENERATOR
1 SPACE
ASPHALT
6 SPACES
PARCEL 3
7 SPACES
2 SPACES
5 SPACES
SPACES
Warehouse
Facilities
Dock
94.2'
93.4'
2' CONCRETE CURB & GUTTER
CONCRETE
TRANSFORMER
BIKE RACK

CONSTRUCTION DOCUMENTS	
Project Number:	[illegible]
Scale:	1/16"=1'-0"
Drawing Path:	[illegible]
Staff:	[illegible]
Architect:	Donald E. Whallen, A.I.A.
	[illegible]

Sypris
Schematic Plan
10421 University Center Drive, Florida

SIGNATURES OF APPROVAL

Schematic Pricing Plan

A 1.0R

EXHIBIT "B"- Tenant Improvements Addendum

(Pursuant to Section 3.1 of this Lease)

Landlord shall improve the Premises in accordance with the preliminary plans and specifications prepared by AI Collaborative, Inc. and dated January 20, 2015 (the “Tenant Improvements”), subject to final Construction Documents approved by both Landlord and Tenant. Tenant shall furnish Landlord with all information Landlord requests to prepare final plans and specifications for the Tenant Improvements. After receipt of such information from Tenant, Landlord shall cause final plans and specifications to be prepared and submit them to Tenant for Tenant's approval. Tenant shall have five (5) calendar days in which to notify Landlord of any changes or modifications Tenant desires. If Landlord receives no such notice within said five (5) day period, Tenant shall be deemed to have approved the final plans and specifications without change or modification. Any changes requested by Tenant during said five (5) day period shall be made to the plans and specifications only upon Landlord's consent and approval thereto.

Upon approval of the final plans and specifications for the Tenant Improvements, each party shall initial a set thereof for identification and shall complete and execute the Plan Approval Form attached hereto. If any changes to the final plans and specifications are required by any governmental authority, Landlord shall promptly notify Tenant in writing of the required changes. If Tenant does not object to such changes within five (5) days, Tenant's approval shall be presumed. Any changes requested by Tenant after approval of the final plans and specifications or after commencement of construction shall be subject to Landlord's approval and at Tenant's expense. Throughout the process of preparing final plans and specifications and of obtaining the necessary governmental permits and approvals, each party shall act diligently and in good faith and shall cooperate with the other in whatever manner may be reasonably required.

Following approval of the final plans and specifications, Landlord shall apply for and endeavor to obtain necessary building permits and other governmental permissions for construction of the Tenant Improvements. Following issuance of such necessary building permits and other governmental permissions, Landlord shall commence construction in accordance with the final plans and specification. Landlord shall endeavor to substantially complete the Tenant Improvements and to tender the Premises to Tenant on or before the Commencement Date, as same may be extended in accordance with the Lease.

By taking possession of the Premises, Tenant shall be deemed to have acknowledged that the Tenant Improvements have been completed in accordance with the final plans and specifications and that the Premises are in good condition and repair subject only to written punch list items identified by Tenant and acknowledged by Landlord and to latent defects not reasonably discoverable upon an inspection of the Premises. Landlord shall repair such identified punch list items and identified latent defects with reasonable diligence.

Landlord's cost in planning, designing, permitting and constructing the Tenant Improvements, including all permitting fees, shall not exceed the Tenant Improvement Allowance described in Section 1.1 of this Lease. Tenant shall pay any expenses exceeding the Tenant Improvement Allowance prior to Tenant's occupancy of the Premises in accordance with Section 3.1 of this Lease. The Tenant Improvement Allowance may not be used for equipment or furnishings. There shall be no rebate or refund for any unused portion of the Tenant Improvement Allowance; however, Tenant shall be permitted to trade free rent to include Annual Base Rent and Additional Rent for additional Tenant Improvement dollars, not to exceed ten dollars ($10.00) per square foot.

Tenant shall be permitted access to the Premises six (6) months prior to occupancy for the purposes of installing equipment, lines, etc., so long as Tenant does not interfere with the ongoing Tenant Improvements and coordinates, with at least 24 hours prior notice, with the General Contractor and/or Project Manager to obtain access.

PLAN APPROVAL FORM

Landlord and Tenant have reviewed the construction documents prepared by (insert architect) identified as (insert information from plans) dated (insert date of drawings) and hereby approve said construction documents.

By signature below, Tenant authorizes Landlord to proceed with final pricing and construction of its Premises as outlined in the above referenced construction documents.

Tenant hereby selects the following finishes:

Carpet:

Paint:

VCT:

Tile:

Doors:

Other:

AGREED AND ACCEPTED:

TENANT:

By:
Signature

Printed Name
Title:

Date:

LANDLORD:

By:	Taurus Management Services, LLC
Its authorized Agent

By:

Date:

EXHIBIT "C" – Rules & Regulations

ACCIDENTS AND DAMAGES - In the event of accidental damage to the Premises, Tenant should immediately notify the Landlord.

ADMITTANCE TO LEASED PREMISES – Subject to the provisions of Section 7.1.4 of the Lease, with twenty four (24) hours’ notice to Tenant (except in the case of an emergency), Property Management, maintenance, security, and other service providers and agents authorized by the Landlord, shall be allowed admittance to the Premises to accomplish their intended assignments.

ADVERTISING MEDIUM - Tenant should not use any advertising medium, including without limitation, flashing lights or search lights, which may be heard or experienced outside of the Premises without the prior written consent of the Landlord. Tenant is encouraged to use the name of the Property in all advertising done within the geographical area in which the Property is located.

BICYCLES AND OTHER VEHICLES - Bicycles and other vehicles should not be permitted inside the Building or on the sidewalk, and may only be permitted outside in areas designated by Landlord.

COMMON AREA - The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators, and other common facilities of the Property shall be controlled by Landlord, and should not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant should not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of Landlord. Landlord will have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant.

DELIVERIES - All deliveries shall be made to the rear of the Premises unless otherwise directed or approved in writing by the Landlord. The Tenant should never permit or suffer any truck to park in the parking areas of the Property designated for customers' use. The Tenant should never permit any overnight parking of any vehicle to occur on the Property.

EMERGENCY CONTACT PROCEDURES - Tenant should provide in a timely manner to Landlord upon request name(s) of employees and/or agents to be contacted by Landlord for emergency purposes whether during or after operating hours. Such information should be kept current and accurate at all times by Tenant. Emergency policies and procedures may be developed, issued and revised from time to time by Landlord at Landlord's discretion, which shall become an integral part of these Rules and Regulations and the Lease to which they refer.

EMPLOYEES AND VISITORS - Tenant will be responsible for all behavior and adherence to all building Rules and Regulations by any of Tenant's employees, visitors and agents. Tenant agrees to conduct Tenant's business consistent with reputable business standards and practices.

EXCESSIVE NOISE AND ANIMALS - No animals, except seeing eye dogs, shall be allowed in stores, offices, halls, corridors and elevators of the Property. No person shall disturb the occupants of the Building or neighboring buildings by the use of any radio or musical instrument or by making loud or improper noises. Tenant will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Premises. Landlord agrees and acknowledges that an air compressor and vacuum pump are an integral part of Tenant’s business and agrees that this equipment maybe placed outside near the northeast corner of the Premises so long as such equipment is operated, maintained and used in such a manner so as not to disturb other tenants of the Property. If the Tenant’s operation, maintenance or use of the foregoing equipment interferes with another tenant’s quiet enjoyment of the Property, then Tenant shall take measures to attenuate the disturbance to other tenants.

HAZARDOUS OPERATING AND ITEMS – Tenant shall not install or operate any steam or gas engine or boiler in the Premises without Landlord's prior written consent. The use of oil, gas or flammable liquids for heating, lighting or any other purpose is prohibited.

HOUSEKEEPING - Unless otherwise stated, the interior of the Premises is the responsibility of each Tenant to maintain in a safe and clean matter. All carpeting and tiled areas are to be cleaned periodically. The perimeter area of the Premises space, which includes front and rear entrances and adjacent areas should be kept neat and clean.

KEYS - If the need arises for the Tenant to change the lock for the Premises, the re-keying should be coordinated and handled by the Property Manager.

MOVE IN/MOVE OUT - At the termination of the Lease, Landlord will inspect the Premises to see that everything is in satisfactory condition. Any deficiencies, excepting normal wear and tear, will be addressed as provided in the Lease.

ODORS - Tenant should not cause or permit objectionable odors to emanate or be dispelled from the Premises.

OVERHEAD DOORS - All repairs, service and preventative maintenance are Tenant's responsibility.

PARKING - If the Tenant has customers or visitors who create an overload problem with parking, the Tenant's cooperation is expected in asking visitors to park in specified areas.

RADIO AND TELEVISION - No aerials or satellite dishes shall be erected on the roof of the Building or exterior walls of the Premises or Building, or on the grounds of the Property without the prior written consent of the Landlord in Landlord's sole and absolute discretion. Any aerials or satellite dishes so installed without such written consent shall be subject to removal without notice at any time at the expense of Tenant and may, in Landlord's discretion, be deemed a material default of Tenant under the Lease.

REFUSE - Dumpsters are provided for normal amounts of trash and waste as experience has shown the Building to require. If Tenant's business operation generates excess trash, or a considerable amount of cardboard boxes, it will be necessary for Tenant to arrange for an additional service or to pay the excess cost if the arrangements are made by Landlord. It is the Tenant’s responsibility to break down any boxes that it disposes of. Should Landlord choose to furnish containers for recycling, Tenant will use its best efforts to sort its refuse.

SECURITY - Security and maintenance personnel, as well as janitorial contractors are not permitted to unlock premises for Tenant's employees. All individual security/burglar alarm systems should have the written consent of the Landlord.

SOLICITATION - Lessor reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Property.

USE OF WATER FIXTURES - Water closets and other water fixtures should not be used for any purpose other than that for which they are intended, and any damage resulting to them from misuse on the part of Tenant shall be paid for by Tenant.

WINDOWS - Window treatments visible from the exterior of the Premises shall require the prior written approval of the Landlord.

Tenant agrees that Landlord may amend, modify, delete or add new and additional reasonable rules and regulations for the use and care of the Premises, the Building, the common areas and the Property, and Tenant agrees to comply with all such Rules and Regulations. Landlord shall promptly provide Tenant a copy of any amendments or modifications to the Rules and Regulations.

EXHIBIT "D" – Legal Description

University Center I - 3011 University Center Drive, Tampa, Florida

University Center II - 10441 University Center Drive, Tampa, Florida

University Center IV - 10421 University Center Drive, Tampa, Florida

PARCEL 1:

A portion of Lots 35A, 36A and 37A, TEMPLE TERRACES SUBDIVISION, in Section 17, Township 28 South, Range 19 East, according to the map or plat thereof as recorded in Plat Book 25, Page 64, public records of Hillsborough County, Florida, being more particularly described as follows:

From the Northeast corner of Lot 30 of said TEMPLE TERRACES SUBDIVISION, run thence S.00°18'10"W., 1955.45 feet along the East boundary of Lots 30 and 35 of said TEMPLE TERRACES SUBDIVISION to the Northeast corner of said Lot 35A and the Point of Beginning; thence continue S.00°18’10"W., 340.96 feet; thence N.89°46'00" W., 613.40 feet to the centerline of University Center Drive (Private Roadway); thence S.00°18'10"W, 60.00 feet along said centerline; thence N.89°46'00"W., 278.53 feet; thence N.00°11'44"E., 272.80 feet; thence S.89°46'00"E., 319.04 feet; thence N.00°18'10"E., 128.16 feet to the North boundary of said Lot 36A; thence S.89°46'00"E., 573.40 feet along the North boundary of said Lots 36A and 35A to the Point of Beginning.

PARCEL 2:

A portion of Lots 37A, 38A and 39A TEMPLE TERRACES SUBDIVISION in Section 17, Township 28 South, Range 19 East, according to the map or plat thereof as recorded in Plat Book 25, Page 64, public records of Hillsborough County, Florida, being more particularly described as follows:

From the Northeast corner of the Lot 30 of said TEMPLE TERRACES SUBDIVISION, run thence S.00°18'10"W., 2591.58 feet along the East boundary of Lots 30, 35 and 35A of said TEMPLE TERRACES SUBDIVISION to the Northerly right-of-way line of Bougainvillea Avenue; thence N.89°48'16"W., 891.49 feet along said Northerly right-of-way line to a Point of Beginning; thence continue N.89°48'16"W., 666.10 feet along said Northerly right-of-way line; thence N.00°18'10"E., 509.00 feet to the centerline of University Center Drive (Private Roadway); thence S.89°46'00"E., 665.15 feet along said centerline; thence S.00°11'44"W. 508.55 feet to the Point of Beginning.

PARCEL 3:

A portion of Lots 35A, 36A and 37A, TEMPLE TERRACES SUBDIVISION, in Section 17, Township 28 South, Range 19 East, according to the map or plat thereof as recorded in Plat Book 25, Page 64, of the public records of Hillsborough County, Florida, being more particularly described as follows:

From the Northeast corner of Lot 30 of said Temple Terraces Subdivision; run thence S.00°18'10"W., 1955.45 feet along the East boundary of Lots 30 and 35 of said TEMPLE TERRACES SUBDIVISION to the Northeast corner of said Lot 35A; thence continue S.00°18'10"W., 312.75 feet along the East boundary of Lot 35A of said TEMPLE TERRACES SUBDIVISION to the Point of Beginning; thence continue S.00°18'10"W., 323.38 feet along the East boundary of Lot 35A of said TEMPLE TERRACES SUBDIVISION to the Northerly right-of-way line of Bougainvillea Avenue; thence N.89°48'16"W., 891.49 feet along said Northerly right-of-way line; thence N.00°11'44"E., 235.75 feet; thence S.89°46'00"E., 278.53 feet to the centerline of University Center Drive; thence N.00°18'10"E., 63.90 feet along said centerline of University Center Drive; thence S.89°43'21"E., 278.93 feet; thence N.00°00'00"E., 23.14 feet; thence S.90°00'00"E., 334.60 feet to the East boundary of said Lot 35A, to the Point of Beginning.

Less the following described parcel:

From the Northeast corner of Lot 30 of said TEMPLE TERRACES SUBDIVISION; run thence S.00°18'10"W., 1955.45 feet along the East boundary of Lots 30 and 35, of said Temple Terraces Subdivision to the Northeast corner of said Lot 35A; thence continue S.00°18'10"W., 312.75 feet along the East boundary of Lot 35A of said TEMPLE TERRACES SUBDIVISION to the Point of Beginning; thence N.90°00'00"W., 334.60 feet; thence S.00°00'00"W., 23.14 feet; thence N.89°43'31"W., 278.93 feet to the centerline of University Center Drive (Private Roadway); thence S.00°18'10"W., 3.90 feet along said centerline; thence S.89°46'00"E., 613.40 feet to the East boundary of said Lot 35A; thence N.00°18'10"E., 28.21 feet along the East boundary of said Lot 35A to the Point of Beginning.

PARCEL 4:

A Non-Exclusive Easement for Ingress and Egress, Utilities, and Drainage Facilities, as the benefit of Parcels 1, 2 and 3 as set forth in that certain Agreement for Access and Utility Easement recorded in Official Records Book 5246, Page 40; as affected by Assignment and Assumption of Rights recorded in Official Records Book 14538, Page 576, of the public records of Hillsborough County, Florida, being further described as follows:

The South 80.00 feet of the North 168.16 feet of Lots 37A, 38A, 39A and 40A, Less the West 75.00 feet of said Lot 40A taken for road right-of-way purposes; and the West 80.00 feet of Lot 36A, Less the South 10.00 feet thereof taken for road right-of-way purposes; all in Temple Terraces Subdivision in Section 17, Township 28 South, Range 19 East, according to the map or plat thereof as the same is recorded in Plat Book 25, Page 64 of the public records of Hillsborough County, Florida.

PARCEL 5:

Perpetual Non-Exclusive Easements for the benefit of Parcels 1, 2 and 3 as set forth in Declaration of Stormwater Drainage Easement and Maintenance Agreement recorded in Official Records Book 8276, Page 1488.

THE ABOVE-DESCRIBED LANDS BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Lot 35A, and portions of Lots 36A, 37A, 38A and 39A, TEMPLE TERRACES SUBDIVISION in Section 17, Township 28 South, Range 19 East, according to the map or plat thereof as recorded in Plat Book 25, Page 64, of the Public Records of Hillsborough County, Florida, being more particularly described as follows:

From the Northeast corner of Lot 30 of said Temple Terraces Subdivision, run thence South 00°18'10" West, 1955.45 feet along the East boundary of Lots 30 and 35 of said Temple Terraces Subdivision to the Northeast corner of said Lot 35A and the POINT OF BEGINNING; thence continue South 00°18'10" West, 636.13 feet to the Northerly right-of-way line of Bougainvillea Avenue; thence North 89°48'16" West, 1557.59 feet along said Northerly right-of-way line; thence North 00°18'10" East, 509.00 feet to the centerline of University Center Drive (Private Roadway); thence South 89°45'59" East, 984.19 feet along said centerline; thence North 00°18'10" East, 128.16 feet to the North boundary of said Lot 36A; thence South 89°46'00" East, 573.40 feet along the North boundary of said Lots 36A and 35A to the POINT OF BEGINNING.

EXHIBIT "E"- Commencement Date Agreement

COMMENCEMENT DATE CONFIRMATION

DECLARATION BY LANDLORD AND TENANT AS TO DATE OF DELIVERY AND ACCEPTANCE OF POSSESSION OF PREMISES

Attached to and made part of the Lease dated the ______ day of ____________, 20__, entered into and by UNIVERSITY BUSINESS CENTER I, LLC. as Landlord and _______________________, as Tenant for Suite ___ in the Building known University Business Center IV, 10421 University Center Dr., Tampa, Florida.

Landlord and Tenant do hereby declare that possession of the Premises was accepted by Tenant on the ______ day of ___________, 20__. The Premises required to be constructed and finished by Landlord in accordance with the provisions of the Lease have been satisfactorily completed by Landlord and accepted by Tenant. The Lease is now in full force and effect, and as of the date hereof, Landlord has fulfilled all of its obligations under the Lease.

The Lease Commencement Date is hereby established as __________________.

The Rent Commencement Date is hereby established as ___________________.

The Lease Expiration Date is ______________.

AGREED AND ACCEPTED:

TENANT:

By:
Signature

Printed Name
Title:

Date:

LANDLORD:

By:	Taurus Management Services, LLC
Its authorized Agent

By:

Date:

Landlord_______

Tenant________

EXHIBIT "F" - Addendum

1.     Operating Expenses. Management Fees shall not exceed 5% of the gross income annually. Additionally, Property Manager and Administrative support salaries shall not increase more than 5% per year on a non-cumulative basis.

2.     HVAC Maintenance and Repair. Landlord, shall provide all normal routine and customary maintenance (Normal PM) for the existing HVAC units, which shall be included in Tenant’s Operating Expenses.  The costs to replace any units shall be considered “capital” and not included in Operating Expenses. Costs for repairs shall be included in Operating Expenses and limited to the amounts specified below on the following units until units are replaced, at which point all repair costs will be included in Operating Expenses for the replaced unit(s).

Year Installed	# of Units	Major Component Repair Limit (until replaced)
2002	10 units	$250 per unit per year
2003-2004	5 units	$250 per unit per year
2005	9 units	$500 per unit per year

Normal PM is defined as:

●	Filters
●	Belts
●	Cleaning
●	Recharging
●	Tightening of components
●	Predictive actions (IR, etc.)

In light of Tenant’s high air-quality requirements, Tenant shall specify the type of Filters to be utilized, at Tenant’s sole expense to the extent same exceeds Landlord’s usual and customary costs.

3.     Security Fencing. Tenant shall be permitted to install security fencing for its equipment, subject to Landlord’s approval of the location and specifications and subject to all applicable government codes.

4.     Option to Renew. So long as Tenant is not in default of the Lease beyond any applicable notice and cure period, Tenant shall have two (2) options to renew the Term beyond the Expiration Date for a period of five (5) years each, at the then current Fair Market Value (“FMV”), with 180 days prior written notice (“Option Exercise Notice”) to Landlord. In the event Tenant does not properly exercise its Option to Renew, then Tenant’s Option to Renew shall be null and void and of no further force or effect. Fair Market Value shall mean the average annual rental rate then being charged for comparable space in comparable buildings, comparably located for which market rate is being determined. If Tenant and Landlord cannot agree within forty-five (45) days to the FMV, then each party shall select an MAI appraiser to determine FMV. If, after thirty (30) days the two appraisers cannot agree on FMV, then together they shall select a third appraiser and the FMV will be the opinion of the third appraiser. Each party shall pay the fee of its appraiser and the third appraiser's fee will be split 50/50.

This Option to Renew is granted by Landlord to the Tenant originally named in this Lease and to no other, and is personal as to such entity and shall not be exercised or assigned, voluntarily or involuntarily, by or to anyone or any other entity. Any assignment of this Option to Renew without Landlord’s prior written consent shall be null and void. Landlord’s consent to an assignment of the Lease shall not also constitute consent to assignment of the Option to Renew unless the Option to renew is expressly included in the Landlord’s consent

Landlord_______

Tenant________

5.     Right of First Refusal. So long as Tenant is not in default of its Lease, Tenant shall have the one-time Right of First Refusal on any available space in Buildings I (3011 University Center Drive) & Building II (10441 University Center Drive), subject to existing Tenants’ rights and so long as Landlord still owns said properties. Landlord shall notify Tenant, in writing, when it has a bona fide, prospective Tenant for the available premises. Tenant shall have five (5) days to accept or reject the proposed expansion, under the same terms and conditions as for the prospective tenant. If Tenant does not accept the proposed expansion within five days, the offer shall be deemed to have been rejected by Tenant and Landlord shall have no further obligation to Tenant. In no event shall the total term be less than five (5) years for the existing and expansion premises.

6.     Termination Option. Tenant shall have the option to terminate and cancel the Lease, effective as the last day of the 108th full calendar month of the Term (the “Early Termination Date”), which right is contingent upon Tenant paying to Landlord the “Termination Consideration” (as defined below). To exercise such termination option, Tenant must deliver to Landlord written notice of Tenant's exercise of such option (the “Early Termination Notice”) at least twelve (12) months’ prior to the Early Termination Date. Payment of the Termination Consideration to shall be paid to Landlord with Early Termination Notice.

As used herein, the “Termination Consideration” shall mean an amount equal to the sum of: (A) the unamortized portion of the brokerage commissions paid or incurred by Landlord in connection with the Lease, plus (B) the unamortized portion of all Rent that was abated, plus (C) the unamortized Tenant Improvement costs and plus (D) two full months of Annual Minimum Rent . The amounts specified in clauses (A) through (C) above shall be amortized at eight percent (8%) APR over the Term, and the unamortized portion thereof shall be determined based upon the unexpired portion of the Term as of the Early Termination Date had the Lease not been so canceled pursuant to this Section. If Tenant properly and timely exercises the termination option in this Section, the Lease shall terminate at midnight on the Early Termination Date as if the Lease were scheduled to expire in accordance with its terms as of then, and, without limiting the generality of the foregoing, Tenant shall be required to surrender the Premises to Landlord on or prior to the Early Termination Date in accordance with the applicable provisions of the Lease.

7.     Repairs and Maintenance/Self-Help. Landlord shall be in default under this Lease if Landlord fails to perform any of Landlord’s obligations under this Lease which failure materially precludes Tenant from the use and quiet enjoyment of the Premises and such failure continues for more than (i) 30 days after Landlord receives written notice from Tenant to Landlord specifying the default, or if the default is of a nature that it cannot be completely cured within the 30 day period, if Landlord fails to begin curing the default within the 30 day period or fails thereafter to cure the default within the time reasonably necessary to do so, or (ii) in the event such failure to perform Landlord’s obligations under this Lease results in actual, material physical damage to the Premises, such shorter period of time of not less than ten (10) days as shall be reasonably appropriate under the circumstances, or if the default is of a nature that it cannot be completely cured within such period, if Landlord fails to begin curing the default within ten (10) days from Landlord's receipt of the notice of default. In the event of any uncured Landlord default of its repair and maintenance obligations with respect to the Premises, Tenant may, in accordance with the terms of this Section and within all applicable cure periods as set forth herein, take whatever actions are reasonably necessary to perform the obligation of Landlord specified in the default notice and if Tenant, in connection with such actions, makes any expenditures, the out-of-pocket costs (the "Reimbursable Costs") actually expended by Tenant in compliance with this Lease and applicable laws to cure such defaults shall be reimbursed by Landlord to Tenant within 30 days of rendition of a statement to Landlord for them with copies of paid receipts therefore and lien waivers from all lienors which provided labor, materials and /or services in regard to such repairs (the "Reimbursable Documents"). If Landlord fails to pay the Reimbursable Costs within thirty (30) days after Landlord has received the Reimbursable Documents and if Tenant is not in default of this Lease at the time, and if Tenant has received a final, nonappealable judgment for damages against Landlord for the Reimbursable Costs, then Tenant shall have the right to deduct the unpaid amount of the judgment for the Reimbursable Costs from the rent to become due under this Lease until fully credited or, if the Lease has expired or been terminated prior to the entry of such judgment, to collect such sums from Landlord. All work performed by Tenant under this article must be performed at a reasonable and competitive cost. If any proposed actions by Tenant will affect the electrical, plumbing, HVAC, mechanical or other systems of the Building, or the roof or structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the construction of the Building to work on the Building’s systems or structure, unless those contractors are unwilling or unable to perform the work, in which event Tenant may utilize the services of another qualified, licensed and insured contractor subject to Landlord’s prior written approval, not to be unreasonable withheld. In exercising any rights under this section, Tenant shall use commercially reasonable efforts to minimize interference with the rights of other tenants to use their respective premises in the Building.

 Landlord_______

Tenant________

8.     Generator. Tenant may utilize the existing generator on site that was left behind by a previous tenant. The Tenant shall be solely and fully responsible for all repairs, maintenance, certifications, inspections, compliance, etc. for the generator. Tenant acknowledges that Landlord has made no warranties regarding the condition of the generator and Landlord shall have no liability for the use or condition of the generator.

9.     Controlling Agreement. All terms, covenants, obligations and conditions in this Addendum which conflict with a like provision in this Lease shall be controlling and supersede any like provision in the Lease.

 Landlord_______

Tenant________

EXHIBIT “G” – Operating Expense Exclusions

Wages, salaries, fees and fringe benefits paid to employees who are not assigned to the operation, management maintenance or repair of the Building, (including any accounting or clerical personnel and other overhead-expenses of Landlord) or administrative (except for property assistants assigned to the Building) and executive personnel or officers, partners, shareholders, or directors of Landlord or of Landlord's managing agent above the grade of building manager;

Expenses in connection with services or other benefits which are not to the benefit of Tenant;

The cost of any work or service performed for or facilities furnished to any tenant of the University Center Park buildings owned by Landlord (the “Business Park”) to a greater extent or in a manner more favorable to such tenant than that performed or furnished to Tenant;

The cost of alterations, renovations or improvements for rentable space in the Business Park;

Loan payments, charges for depreciation of the Business Park or equipment and any interest or other financing charge or refinancing costs;

All costs relating to activities for the solicitation and execution of leases of space in the Business Park, including legal fees, real estate brokers' commissions, expenses, fees, and advertising, moving expenses, design fees, rental concessions, rental credits, tenant improvement allowances, lease assumptions or any other cost and expenses incurred in the connection with the leasing of any space in the Building;

Violations of legal requirements in the construction of the Business Park or in the Business Park’s equipment, or by reason of any changes in governmental laws, rules or restrictions occurring during the term of the Lease;

Other than Tenant’s initial tenant improvements, costs associated with installing sprinklers in the building or modifications required by the Americans with Disabilities Act, in accordance with Section 13 of this Lease;

The cost of any repair made by Landlord because of any fire or other casualty or the total or partial destruction or condemnation of the Business Park or any portion of the Business Park to the extent Landlord receives compensation therefor through insurance or condemnation proceeds;

Any increase in an insurance premium to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant;

Any cost for which Landlord is reimbursed by insurance proceeds, warranties, service contracts, condemnation proceeds or otherwise;

The cost of any repairs, alterations, additions, changes, replacements, renovations, and other items which under generally accepted accounting principles are properly classified as capital expenditures;

Any operating expense representing an amount paid to a related corporation, entity,- or person which is in excess of the amount which would be paid in the absence of such relationship; or any amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord or any general partner, officer, director or shareholder of Landlord or any of the foregoing, to the extent the same exceeds arms-length competitive prices paid in Tampa, FL for similar services or goods provided;

Landlord_______

Tenant________

The cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;

Inheritance, gift, transfer, franchise, excise, net income and profit taxes or capital levies imposed on Landlord;

Ground rent or similar payments to a ground lessor;

Cost of installing, operating and maintaining any specialty service operated by Landlord, such as a luncheon, athletic or recreational club in the Business Park;

Costs and expenses incurred in connection with any transfer of an interest in the Business Park or the Land;

Costs or expenses necessitated by or resulting from the gross negligence of Landlord, its agents or employees.

Reserves for repairs, maintenance and replacements.

Costs relating to maintaining Landlord's existence, either as a corporation, partnership or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Business Park operations);

Interest or penalties arising by reason of Landlord's failure to timely pay any Taxes or Operating Expenses;

Costs incurred to remove any hazardous or toxic wastes, materials or substances from either the Building or the Land.

Legal expenses arising out of the construction, operation, use, occupation, or maintenance of the Business Park, or the enforcement of provisions of any agreements affecting the Business Park, including this Lease;

Interest or penalties imposed on Landlord as a result of failure to pay real estate taxes in a timely manner;

Legal fees incurred in the negotiation of leases with other Business Park tenants or in litigation with other Business Park tenants.

Costs or expenses incurred in connection with any bankruptcy proceedings;

Mortgage refinancing costs, including attorneys' fees, title insurance premiums, and recording costs.

 Landlord_______

Tenant________

EXHIBIT “H” – 2017 Operating Expense Break Down

 Landlord_______

Tenant________

EXHIBIT “I” – HVAC Unit Description

Property Condition Assessment
University IV Office Building
Tampa, Florida

ECS Project 41-1484-A

Maintenance Program				X	

Comments:

Heating and cooling for the building is provided by 22 roof-top package units (RTUs) ranging from 4 to 12 tons and two split units with capacities of 1.5 and 3 tons. The HVAC systems are maintained quarterly by Air Mechanical & Service Corp. The following table is a breakdown of the HVAC equipment observed by ECS.

Suite #	Unit #	Tons	Date	age	Replace in
100	#8 split	3	2002	13	2017
100	RTU#5	4	2002	13	2017
100	RTU#3	6	2002	13	2017
100	RTU#1N	6	2002	13	2017
100	RTU#4	7.5	2002	13	2017
100	RTU#1S	7.5	2002	13	2017
100	RTU#1W	8.5	2002	13	2017
100	RTU#2	10	2002	13	2017
100	RTU#1	10	2002	13	2017
100	RTU#6	12	2002	13	2017
100	RTU#7	7.5	2005	10	2020
300	#8 split	1.5	2005	10	2020
300	RTU#4	4	2005	10	2020
300	RTU#6	5	2005	10	2020
300	RTU#5	6	2005	10	2020
300	RTU#1	7.5	2005	10	2020
300	RTU#3	7.5	2005	10	2020
300	RTU#2	10	2005	10	2020
300	RTU#7	13	2005	10	2020
400	RTU#1	5	2004	11	2019
500	RTU#3	6	2003	12	2018
500	RTU#4	7.5	2003	12	2018
500	RTU#2	7.5	2003	12	2018
500	RTU#1	6	2004	11	2019

Recommendations:

No immediate needs are identified. The HVAC systems appear to be (and are also reported to be) in functional condition. The EUL of the air handling units and condenser units is 15 years. The EUL of the rooftop units is 15 years.

 Landlord_______

Tenant________

EXHIBIT “J” – Rent Abatement Example After Exchanged for TI Money

FOR EXAMPLE PURPOSES ONLY

In the event Tenant exchanges $10.00 per square foot of free rent dollars for Tenant Improvement dollars ($493,860), the revised rent schedule for the initial 12 months would be as follows:

Landlord_______

Tenant________